    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1999


                                                      REGISTRATION NO. 333-62551
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        STUDIO CITY HOLDING CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             NEW YORK                              7812                            13-322-7032
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)                     NO.)

                           14400 SOUTHWEST 46TH COURT
                              OCALA, FLORIDA 34473
                                 (352) 347-3947
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------


                                                                            COPY TO:
                    LARRY D. FAW                                       DAVID J. LEVENSON
          STUDIO CITY HOLDING CORPORATION                      MCGUIRE WOODS BATTLE & BOOTHE LLP
             14400 SOUTHWEST 46TH COURT                           1050 CONNECTICUT AVENUE, NW
                OCALA, FLORIDA 34473                                  WASHINGTON, DC 20036
                   (352) 347-3947                                        (202) 857-1757


           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
    As soon as possible after the Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the Following box ad list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE       AMOUNT TO            OFFERING PRICE           AGGREGATE              AMOUNT OF
REGISTERED                                  BE REGISTERED           PER UNIT (1)        OFFERING PRICE (1)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.002 par value..........       27,482,001               $.002                 $54,964                  $16
Class B Preferred Stock, $.0001 par
value..................................       3,825,834                .0001                   $383                    1
TOTAL..................................                                                                                17
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.

(2) Calculated in accordance with Rule 457(g).
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        STUDIO CITY HOLDING CORPORATION

                               ------------------

                             CROSS REFERENCE SHEET

                      FORM SB-2 ITEM                               CAPTION IN PROSPECTUS
                      --------------                               ---------------------
                                               PART I
 1.  Front of Registration Statement and Outside
       Front Cover of Prospectus.....................  Cover Page; Outside Front Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages of
       Prospectus....................................  Inside Front and Outside Back Cover Pages of
                                                         Prospectus
 3.  Summary Information and Risk Factors............  Prospectus Summary; Risk Factors
 4.  Use of Proceeds.................................  Use of Proceeds
 5.  Determination of Offering Price.................  Determination of Offering Price
 6.  Dilution........................................  Not Applicable
 7.  Selling Security Holders........................  Selling Security Holders and Plan of
                                                         Distribution
 8.  Plan of Distribution............................  Selling Security Holders and Plan of
                                                         Distribution
 9.  Legal Proceedings...............................  Not Applicable
10.  Director, Executive Officers, Promoters and
       Control Persons...............................  Management; Principal Stockholders
11.  Security Ownership of Certain Beneficial Owners
       and Management................................  Principal Stockholders
12.  Description of Securities.......................  Description of Securities
13.  Interest of Named Experts and Counsel...........  Legal Matters; Experts
14.  Disclosures of Commission Position on
       Indemnification for Securities Act
       Liabilities...................................  Management -- Limitation of Liability and
                                                         Indemnification Matters
15.  Organization Within Last Five Years.............  Business
16.  Description of Business.........................  Business
17.  Management's Discussion and Analysis or Plan of
       Operation.....................................  Management's Discussion and Analysis of
                                                         Financial Condition and Results of
                                                         Operations
18.  Description of Property.........................  Business -- Properties
19.  Certain Relationships and Related
       Transactions..................................  Certain Transactions
20.  Market for Common Equity and Related Stockholder
       Matters.......................................  Not Applicable
21.  Executive Compensation..........................  Management -- Executive Compensation
22.  Financial Statements............................  Financial Statements
23.  Changes in and Disagreements With Accountants on
       Accounting and Financial Disclosure...........  Not Applicable
                                              PART II
24.  Indemnification of Directors and Officers.......  Indemnification of Directors and Officers
25.  Other Expenses of Issuance and Distribution.....  Other Expenses of Issuance and Distribution
26.  Recent Sales of Unregistered Securities.........  Recent Sales of Unregistered Securities
27.  Exhibits........................................  Exhibits
28.  Undertakings....................................  Undertakings

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1999


PROSPECTUS

                        STUDIO CITY HOLDING CORPORATION

                       27,482,001 SHARES OF COMMON STOCK

                  3,825,834 SHARES OF CLASS B PREFERRED STOCK

     This securities of Studio City Holding Corporation, a New York corporation (together with its subsidiaries, the "Company") to which this Prospectus relates are: (i) 27,482,001 shares (the "Shares") of Common Stock, $.002 par value (the "Common Stock) and (ii) 3,825,834 shares of Class B Preferred Stock, $.0001 par value per share (the "Class B Preferred Stock"), all of which securities are to be offered and sold from time to time by and on behalf of the holders of such securities, referred to herein as "Selling Security Holders." The names of such Selling Security Holders and their respective holdings are set forth in Appendix A under "Selling Security Holders."


     The securities of the Company to which this Prospectus relates were issued without compliance with the registration provisions of the Securities Act of 1933 in reliance upon exemptions therefrom the Company mistakenly believed were available. Since the exemptions from registration relied upon by the Company may not have been available, by virtue of the relatively large number of persons involved, the Company is effecting registration of all such securities in the Registration Statement of which this Prospectus is a part, so that the holders of the securities, most of whom acquired their securities more than two years ago, may publicly offer and sell their securities freely and without limitation (unless they are "affiliates" of the Company). None of the proceeds from the sale of the securities by the Selling Security Holders pursuant to this Prospectus will be received by the Company. The securities may be offered by the Selling Security Holders from time to time in transactions for their own accounts in the over-the-counter market in negotiated transactions, at negotiated prices, in that there is no established trading market for such securities. The Selling Security Holders may effect such transactions by selling to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders or the purchasers of the securities for whom/which such broker-dealers may act as agent or to whom/which they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


     The Selling Security Holders and any broker-dealers that act in connection with the sale of the securities may be deemed to be "underwriters" within the meaning of Section 2(l1) of the Securities Act and any commissions received by them and any profit on the resale of the securities as principal might be deemed to be underwriting compensation under the Securities Act.

     The holders of Class B Preferred Stock have no voting rights except as required by law. The holders of Class B Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative preferential dividends at the rate of 12% per annum per share, based on earnings. Shares of Class B Preferred Stock may be converted into shares of Common Stock on the basis of one share of Class B Preferred Stock for ten shares of Common Stock. See "Description of Securities."


     There is currently no public trading market for any securities of the Company and there can be no assurance that any such market will develop in the future.


             THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK.
POTENTIAL PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK
                     FACTORS." COMMENCING ON PAGE 4 HEREOF.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The expenses of the offering, including registration fees, and printing, legal and accounting fees, estimated at $150,000, will be borne by the Company from its general funds; none of such expenses will be borne by the Selling Security Holders.



                The date of this Prospectus is February 9, 1999.

                               PROSPECTUS SUMMARY

     The following is a brief summary of the information contained in this Prospectus. This Prospectus Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Prospectus. Unless otherwise defined herein, capitalized terms used in this Prospectus Summary have the respective meanings assigned to them elsewhere in this Prospectus. Unless the context otherwise requires, the "Company" refers to Studio City Holding Corporation and its predecessors and subsidiaries. Potential investors should read carefully this Prospectus in its entirety.

                                  THE OFFERING


     The securities of Studio City Holding Corporation, a New York corporation (together with its subsidiaries, the "Company") to which this Prospectus relates are: (i) 27,482,001 shares (the "Shares") of Common Stock, $.002 par value (the "Common Stock") and (ii) 3,825834 shares of Class B Preferred Stock, $.0001 par value per share (the "Class B Preferred Stock"), all of which are to be offered and sold from time to time by and on behalf of the holders of such securities, referred to herein as "Selling Security Holders." The names of such Selling Security Holders and their respective holdings are set forth in Appendix A under "Selling Security Holders." None of the proceeds from the sale of the securities by the Selling Security Holders pursuant to this Prospectus will be received by the Company. The securities may be offered by the Selling Security Holders from time to time in transactions for their own accounts in negotiated transactions, at negotiated prices. The Selling Security Holders may effect such transactions by selling to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders or the purchasers of securities for whom/which such broker-dealers may act as agent or to whom/which they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).



     There is currently no public trading market for any securities of the Company and there can be no assurance that any such market will develop in the future.


     As of October 1, 1998, there were issued and outstanding 31,282,001 shares of Common Stock (including 3,800,000 treasury shares), 10,000,000 shares of Class A Preferred Stock and 3,825,834 shares of Class B Preferred Stock. None of the securities covered by this Prospectus will be offered by the Company and there will continue to be 31,282,001 shares of Common Stock, 10,000,000 shares of Class A Preferred Stock and 3,825,834 shares of Class B Preferred Stock issued and outstanding after giving effect to the offering by the Selling Security Holders. Also outstanding are warrants to purchase 500,000 shares of Common Stock at $3.00 per share until December 31, 1999 and warrants to purchase 5,000,000 shares of Common Stock at $1.00 per share until February 16, 2003.

                                  THE COMPANY

     The Company is a development stage media holding company specializing in the creation of "entertainment franchises" and the development of its fifteen wholly-owned or majority-owned media subsidiaries. An "entertainment franchise" is an intellectual property which can create substantial revenues from at least five different and non-related sources of revenue creation; it is purposefully created and designed to be recognized as a "brand name" with multiple areas of revenue generators. For example, an intellectual property which is an entertainment franchise could create revenues from (1) publishing, (2) motion picture distribution, (3) television broadcast, (4) home video sales, (5) audio product sales, (6) licensing, (7) spinoff product sales, (8) merchandising, (9) ancillary products and (10) segmented usage. The Company, through its subsidiaries, owns a portfolio of intellectual properties and production rights. The Company plans to provide its operating subsidiaries with financing and management services, including accounting, planning, budgeting and human resources management. The Company's subsidiaries are media companies which intend to produce products in the motion picture, television, publishing and other industries.

     Except for certain limited operations, the Company's activities to date have consisted primarily of raising capital, obtaining financing, acquiring intellectual properties, and administrative activities relating to the foregoing. The Company's proposed business, including both expansion of its current limited operations and its proposed activities, requires substantial additional equity or debt financing, which may not be available in a timely manner, on commercially reasonable terms, or at all. Since the Company is in the development stage, it is subject to all the risks inherent in undertaking a new business venture. See "Risk Factors."

     Each of its subsidiaries also is in the development stage with a limited or no operating history. Consequently, the subsidiaries have generated little or no revenues as of the date hereof. In addition, there can be no assurance that any of the subsidiaries will achieve significant operations, generate significant revenues or attain profitability.

     The Company was incorporated in New York under the name "CVT Corp. of America" ("CVT") in March 1984. From 1984 to 1993, CVT was engaged in limited sales, manufacturing and marketing operations of continuous variable speed transmissions. CVT had a public offering of securities registered with the Securities and Exchange Commission in 1984. Unable to finance the research and development necessary to continue operations, CVT ceased operations in 1993. On June 28, 1996, CVT changed its name to "Studio City Holding Corporation" and, effective July 1, 1996, merged with Studio City Incorporated Holding, a Florida corporation ("Studio City-Florida"), a development stage media holding company. The Company's principal executive office is located at 14400 Southwest 46th Court, Ocala, Florida 34484, where its telephone number is (352) 347-3947. The Company's corporate offices are located in care of Dante S. Alberi, Esq., 153 Stevens Avenue, Suite 7, Mount Vernon, New York 10550, where the telephone number is (914)668-5020.

     Studio City-Florida was a development stage multimedia company incorporated in 1991 to engage in asset development, business management, production and post-production studio operation, motion picture studio operation, tourist attraction operation, the development of motion pictures for theatrical exhibition, for television and home video, and in the development, production and distribution of printed publications. At the time of the merger with CVT Corp. of America, Studio City-Florida and its subsidiaries owned a large number of intellectual properties and a partial interest in other intellectual properties, but had not generated significant revenues. See
"Business -- Subsidiaries."

                                  RISK FACTORS

     An investment in the securities offered hereby is highly speculative in nature, involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should give careful consideration to the following risk factors in evaluating the Company and its business before purchasing any securities offered hereby.

     Substantial Operating Losses; No Assurance of Success. During the years ended December 31, 1995, 1996 and 1997, and the five months ended May 31, 1998, the Company had net losses of $316,578, $557,405, $539,002 and $187,881 respectively. At May 31, 1998, the Company had cumulative deficits since inception of $1,942,162. The cumulative deficits reflect the cost of developmental and other start-up activities, without significant offsetting revenues. The Company's business is capital intensive. The Company expects to continue to incur significant losses in the future. The Company's proposed operations are subject to numerous risks associated with establishing any new business, including unforeseeable expenses, delays and complications, as well as specific risks of the highly competitive entertainment industry. There can be no assurance that the Company's business plan will be successful, that it will be able to market any product on a commercial scale, that it will achieve or sustain profitable operations or that it will be able to remain in business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     Possible Contingent Liability. Effective July 1, 1996, Studio City-Florida merged with and into the Company, pursuant to an Agreement and Plan of Merger dated October 12, 1995 (the "Plan of Merger"), approved by the vote of the shareholders of such constituent corporations. Pursuant to the Plan of Merger
(i) 100,000,000 shares of Common Stock of Studio City-Florida held by Larry D. Faw, the President and Chairman of the Board of the Company, were converted into 10,000,000 shares of the Company's Class A Preferred Stock, (ii) 10,000,000 shares of Common Stock of Studio City-Florida held by Mr. Faw were converted into 1,000,000 shares of the Company's Class B Preferred Stock, (iii) 1,000,000 shares of the Class B Preferred Stock of Studio City-Florida held by Mr. Faw were converted into 1,000,000 shares of Class B Preferred Stock of the Company,
(iv) warrants to purchase 5,000,000 shares of Common Stock of Studio City-Florida were converted into Warrants to purchase 5,000,000 shares of the Company's Common Stock, at $1.00 per share, and (v) each of the remaining issued and outstanding shares of Common Stock of

Studio City-Florida were converted into one share of the Company's Common Stock. These securities were issued without compliance with the registration requirements of the federal securities laws or any state securities laws, in reliance upon exemptions therefrom the Company mistakenly believed to be available therefor. However, the Company subsequently learned that the exemptions relied upon may not have been available, because of the number of persons involved, and, consequently, the Company may be contingently liable up to $1,003,100, plus interest. See Note 20 to Consolidated Financial Statements. The registration statement of which this Prospectus is a part does not affect the Company's contingent liability.



     Need for Additional Financing; Working Capital Deficit. The entertainment industry generally requires constant infusions of new and substantial capital to finance projects. There can be no assurance that such funds will be available to the Company or, if available, that the funds can be obtained on terms favorable to the Company. The Company's ability to operate as a going concern is contingent upon such infusions of capital or the ability of the Company to attract financing for its projects from other sources. Any equity financings could result in dilution to the Company's then existing stockholders. At September 30, 1998, the Company had a working capital deficit of $1,897,084 (unaudited). The Company's business plan for the next fiscal year contemplates the need for more than $900,000, exclusive of the demand obligation to Mr. Faw, see "Business -- Faw Purchase Agreement," with no known sources of liquidity. To the extent that less than $900,000 is available, the Company's business plan will have to be curtailed. See "Management's Discussion and Analysis of Financial Condition and Results of Operation." The Company's failure to pay its demand obligation to Mr. Faw, or to other creditors, could result in its bankruptcy. There is no repayment schedule; Mr. Faw has indicated that he has no present plan to demand payment.



     Valuation Uncertainty. In 1993, Studio City-Florida acquired various intellectual properties from Mr. Faw which had an estimated value of $7,226,000, in exchange for a demand promissory note for $1,554,027 and certain securities. The purchase price was determined by reference to industry standards as detailed in the National Labor Relations Board's Collective Bargaining Agreement between the Alliance of Motion Picture and Television Producers and the Writers Guild of America, which reflects the minimum replacement costs and pass through financial obligations to industry-wide motion picture and television producers and purchasers of intellectual properties. The industry standards referred to in that agreement may have no relationship to commercial, economic or fair market value of the intangible assets. For financial reporting purposes, in accordance with generally accepted accounting principles, the intellectual properties acquired are recorded on the financial statements as zero, by virtue of the lack of evidence of historical predecessor cost. At September 30, 1998, the total obligation to Mr. Faw was $1,912,830 in principal and interest.


     Risk of Low-Priced Stocks. Currently, the Company's Common Stock is considered a "penny stock" for purposes of the Exchange Act. Rules The penny stock regulations, set forth in Rules 15g-I through 15g-9 promulgated under the Exchange Act, impose sales practice and disclosure requirements on certain brokers and dealers who engage in certain transactions involving penny stock.

     Under the penny stock regulations, unless the broker or dealer or the transaction is otherwise exempt, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $ 1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale. In addition, the penny stock regulations require the broker or dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission (the "Commission") relating to the penny stock market. A broker or dealer is also required to disclose commissions payable to the broker or dealer and the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

     The additional sales practice and disclosure requirements imposed by the penny stock regulations could impede the sale of the Company's Common Stock in the secondary market. In addition, the market liquidity for the Company's securities may be severely adversely affected, with concomitant adverse effects on the price of the Company's securities.

     Entertainment Industry. The entertainment industry is highly competitive and involves a considerable degree of risk. Each entertainment project is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. Accordingly, there can be no assurance as to the financial success of any motion picture or entertainment project. Furthermore, there can be no assurance that the audiences for motion pictures or entertainment projects will remain constant. The motion picture and entertainment industries are extremely competitive. The Company competes with many other motion picture and entertainment companies, including the "major" motion picture studios, which are larger and have financial resources which are substantially greater than those of the Company. The major motion picture studios are typically large, diversified entertainment concerns or subsidiaries of diversified corporations which have strong relationships with creative talent, exhibitors and others involved in the entertainment industry, and whose non-motion picture operations often provide stable sources of earnings that offset variations in the financial performance of their motion picture operations.

     Reliance Upon Management. The business of the Company will be managed by Larry D. Faw who shall serve as the Company's President and Chairman of the Board of Directors, as well as the executive producer and the director of its productions. The loss of Mr. Faw, particularly in the early stages of the Company's operations, would materially adversely affect the Company. The Company has no key man insurance in effect for Mr. Faw. See "Management."

     Competition. The Company's entertainment projects will be competing with other motion pictures or films and projects attempting to gain distribution. The major studios and many independents have established relationships with successful filmmakers and are able to obtain distribution agreements with comparatively favorable terms. Many of these companies have the ability to offer potential distributors and promoters a number of films or projects which may be more attractive than a single film or project. Although some industry practices have enabled smaller independents with viable products to find distribution for a single reasonably budgeted film, the Company will not possess many of the advantages in distribution which are enjoyed by the larger well established film producers. Once the Company has contracted with a distributor, its motion pictures and projects will be competing with other products for exhibition time in the various markets. There is no assurance that the Company's products will be able to compete successfully under these circumstances. See "Business-Competition."

     No Trademark and Limited Copyright Protection. The Company's trademarks and rights to characters are the principal assets of the Company. The Company presently has no trademarks and limited copyrights, but plans to file applications for trademark and copyright protection for each of its produced titles and featured characters before the end of 1998. There can be no assurance that any such application, when filed, will be approved, or that the Company will have the financial and other resources necessary to enforce its proprietary rights against infringement by others. The inability of the Company to obtain adequate protection of or to enforce its proprietary rights could have a material adverse effect on the Company. It is the Company's policy not to file for copyright protection until production, in order to protect what it considers its trade secrets.

     Effect of Outstanding Warrants and Convertible Securities. As of the date of this Prospectus, the Company has outstanding warrants to purchase 5,000,000 shares of Common Stock at $1.00 per share, warrants to purchase 500,000 shares of Common Stock at $3.00 per share, and 3,825,834 shares of Class B Preferred Stock convertible into 38,258,340 shares of Common Stock. As long as such warrants and convertible securities remain unexercised or are not converted, as the case may be, the terms under which the Company could obtain additional capital may be adversely affected.

     Control by Present Stockholders. The Company's President and Chairman of the Board of Directors, Larry Faw, beneficially owns 10,000,000 shares of Class A Preferred Stock and 10,196,277 shares of Common Stock representing approximately 83.1% of the total voting power of the Company. As a result, he will be able to continue to influence the election of the Company's directors and otherwise control the Company's management and operations. See "Principal Stockholders" and "Description of Securities."

     Collective Bargaining Agreements. A substantial number of the artists, talent and crafts-people involved in the entertainment industry are represented by trade unions with industry-wide collective bargaining agreements. An industry-wide strike causing a prolonged disruption in project production could have a material adverse effect on the Company's business.

     No Distribution Agreement. The Company currently does not have a pre-production distribution agreement in place for any of its products and can not offer any assurance to investors that a distribution agreement can be obtained or if obtained that such agreement will be profitable. It is difficult for a small independent producer to market a product to the networks or for independent syndication. The success of such marketing effort is dependent upon many factors including (a) the quality of the product, (b) the fit of the product to the network's or syndicate's other program mix and selection criteria, (c) perceived public trends, (d) the reputation of the producers, and
(e) in part the individual producers interpersonal relationships within the industry. Although management believes favorable distribution agreements can be obtained, the lack of a pre-production agreement substantially increases the risk to the investors.


     Determination of Offering Price; Market Illiquidity. There is currently no public trading market for the securities and there can be no assurance that one will develop in the future. The price at which these securities may be offered to the public by Selling Security Holders may be greater than the market price for the securities following the offering. Due to the lack of earnings history of the Company and the absence of a reasonable expectation of dividends in the near future, there can be no assurance of an active and liquid trading market for the Common Stock or any other securities of the Company developing in the future. A purchaser of securities in this offering may face difficulties in finding a purchaser for his or her securities and may expect to receive a lower price for such securities than otherwise may be the case. See "Determination of Offering Price." The offer and sale of substantial amounts of Common Stock in the public market could adversely affect the market price prevailing from time to time.


     No Dividends. The Company has not paid any cash dividends on any of its shares of Class A Preferred Stock, Class B Preferred Stock or Common Stock and does not presently intend to pay cash in the foreseeable future. Rather, any future earnings will be used to satisfy the considerable financing requirements of the Company. However, to the extent that earnings permit, the Company will pay a dividend of 12% per annum on its shares of Class B Preferred Stock. It is not likely that any cash dividends will be paid in the foreseeable future.

     Forward-Looking Statements. Certain statements throughout this Prospectus regarding the Company's financial position, business strategy and the plans and objectives of Company management for future operations, are forward-looking statements rather than historical or current facts. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be valid. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as those disclosed under "Risk Factors," including but not limited to the Company's lack of operating history, competitive factors, and general economic conditions. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

                                USE OF PROCEEDS

     The Company will not receive any proceeds upon the sale of any securities by the Selling Security Holders. The net proceeds to the Company with respect to the exercise of any of the Warrants will be used for general corporate purposes and working capital, in order to pay administrative costs of operating the Company, including salaries, rent, legal and accounting fees and expenses. However, there can be no assurance that any of the Warrants will be exercised and due to the lack of market for the Common Stock the Company does not expect any of the Warrants to be exercised at this time. The expenses of this offering, estimated at $150,000, will be paid solely by the Company.

                        DETERMINATION OF OFFERING PRICE

     The initial offering price of $.002 per share for the Common Stock and $.0001 for the Class B Preferred Stock was arbitrarily determined by the Company and represents the par value of the Company's Common Stock. The price is not based upon earnings or any history of operations and should not be construed as indicative of the present or anticipated future value of the Common Stock. There is currently no public market for the shares of Common Stock or Class B Preferred Stock. The price at which these shares are being offered to the public may be greater than the market price for the Common Stock and Class B Preferred Stock following the offering. Due to the lack of earnings history of the Company and the absence of a reasonable expectation or assurance of dividends in the near future, there can be no assurance of an active and liquid market for the Common Stock and Class B Preferred Stock developing in the future. A purchaser of securities in this offering may face difficulties in finding a purchaser for his or her securities and may expect to receive a lower price for such securities than otherwise may be the case.

                            SELLING SECURITY HOLDERS

     The Shares and Class B Preferred Stock are to be offered and sold from time to time by and on behalf of the Selling Security Holders named in Appendix A, in the manner and under the circumstances described on the cover page of this Prospectus and under "The Offering" and "Plan of Distribution."

     Appendix A to this Prospectus sets forth for each Selling Security Holder the number of Shares and Class B Preferred Stock beneficially owned prior to the offering and the number to be offered and sold; assuming that each Selling Security Holder sells all his or her securities, the number and percentage of shares of Common Stock and Class B Preferred Stock to be owned by each after completion of the offering will be zero. Except as described, there are no material relationships between any of the Selling Security Holders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years.

                              PLAN OF DISTRIBUTION


     The Shares and Class B Preferred Stock may be offered by the Selling Security Holders from time to time in transactions for their own account in negotiated transactions, at negotiated prices, in that there is no established trading market for such securities. The Selling Security Holders may effect the sale of the Shares and Class B Preferred Stock by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders or the purchasers for whom/which such broker-dealers may act as agent or to whom/which they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders and any broker-dealers that act in connection with the sale of the securities may be deemed to be "underwriters" within the meaning of
Section 2(l1) of the Securities Act and any commissions received by them and any profit on the resale of the securities as principal might be deemed to be underwriting compensation under the Securities Act.



     There is no established public trading market for any securities of the Company and there is no assurance that any such market will develop in the future.


                                    BUSINESS

GENERAL

     The Company is a development stage media holding company specializing in the creation of "entertainment franchises" and the development of its fifteen media subsidiaries. The Company, through its subsidiaries, owns a portfolio of intellectual properties and production rights. The properties include stories and titles, some of which are copyrighted and others of which are works in progress or under development. The Company plans to provide its operating subsidiaries with financing and management services, including accounting, planning, budgeting and human resources management. The Company's subsidiaries also are development stage media companies which intend to produce products in the motion picture, television, publishing and other industries.

     Except for certain limited operations, the Company's activities to date have consisted primarily of raising capital, obtaining financing, acquiring intellectual properties, and administrative activities relating to the foregoing. The Company's proposed business, including both expansion of its current limited operations and its proposed activities, requires substantial additional equity or debt financing, which may not be available in a timely manner, on commercially reasonable terms, or at all. The Company has not exploited any of the properties acquired from Mr. Faw in 1993 due to the lack of necessary financing. Since the Company is in the development stage, it is subject to all the risks inherent in undertaking a new business venture.

     Depending upon the availability of necessary financing, of which there can be no assurance, the Company's plan of operation for the next 12 months includes release by Zweig of "The First Flight of St. Nicholas," the second book of "The Nicholas Stories" trilogy, before December 31, 1998, and publication of "The Maiden Voyage of Kris Kringle, the third book of the trilogy, during the fourth quarter of 1999; publication by PPI of a second comic book series during 1999; participation by FIPC as a strategic partner in one Hollywood-based motion picture production during 1999; and technical production by Xenormorph of a children's video series during 1999.

FAW PURCHASE AGREEMENT

     In February 1993, Studio City-Florida entered into an agreement with Larry
D. Faw, the President and Chairman of the Board of the Company, to acquire direct ownership of various intellectual properties having an estimated value of $7,226,000, including 72 motion picture properties, four television pilot properties, 48 books for publication, four inventions, one franchise program and one specialty product design and marketing program, in exchange for a promissory note payable on February 16, 1995 in the amount of $1,554,027 (the "Faw Note"), and warrants to purchase 5,000,000 shares of Common Stock of Studio City-Florida. Interest on the Faw Note accrues at the rate of 2% per annum and the principal amount was due and payable on February 16, 1995. Since 1993, interest payments of $130,000 have been made on the Faw Note and accrued interest payable to Mr. Faw at September 30, 1998 is $358,803. Since maturity, the Faw Note has been extended for consecutive six month terms at the annual interest rate of 9%. The warrants are exercisable until 2003 at $1.00 per share. In addition, Mr. Faw received 1,000,000 shares of Class Preferred B Stock. See "Description of Securities -- Warrants" and "Certain Transactions."

THE MERGER

     Effective July 1, 1996, Studio City-Florida merged with and into the Company, pursuant to the Plan of Merger. Except for certain shares held by Larry
D. Faw, the President and Chairman of the Board, each of the issued and outstanding shares of common stock of Studio City-Florida were converted into one share of the Company's Common Stock, and 100,000,000 shares of common stock of Studio City-Florida held by Larry D. Faw, were converted into 10,000,000 shares of the Company's Class A Preferred Stock. See "Description of Securities."

     Pursuant to the federal and state securities laws, it is unlawful to sell any security unless the security is registered or exempt from the registration requirements of such laws. The shares of the Company's Common Stock and Class A Preferred Stock issued pursuant to the Plan of Merger were not registered and may not have been exempt from registration. Consequently, although the Company believed exemptions to be available, the offer and sale of the shares of Common Stock may have been made in violation of federal and state securities laws because of the relatively large number of persons involved. The federal securities laws and most state laws provide for rights of redress (in the form of rescission, or damages if the security has been sold) for purchasers of securities sold in violation of the applicable registration provisions of such laws. There can be no assurance that claims asserting violations of state or federal securities laws will not be asserted. A successful claim brought against the Company could have a material adverse effect on the Company's business, financial condition and results of operations.

SUBSIDIARIES

     Set forth below is a description of the Company's subsidiaries. Unless otherwise indicated, all of the subsidiaries described below are wholly-owned by the Company. Each of its subsidiaries is in the development stage with a limited or no operating history. Consequently, none of the subsidiaries has generated significant revenues as of the date hereof. In addition, there can be no assurance that any of the Company's subsidiaries will achieve significant sales of its products or attain profitability.

     Fawnsworth International Pictures Corporation, a Florida corporation ("FIPC"), was incorporated in October 1991 to engage in motion picture production and distribution. FIPC currently owns fifteen intellectual properties, which are in development and pre-production. FIPC also owns options to acquire over one hundred intellectual properties.


     Poc-It Publishers, Incorporated, a Florida corporation ("PPI"), was incorporated in May 1993 to assemble, acquire, produce and publish various literary properties. PPI currently owns the rights to forty-four titles, as well as options for more.

     Poc-It Comics, Incorporated, a Florida corporation ("PCI"), was incorporated in March 1994, and is a comic book publisher. It owns three comic book franchises for development which it plans to produce as comic books, television series (live action and animation), video games and interactive CD-ROM's. In May 1995, PCI published and distributed its first issue of the comic book "Shadow Raven," which sold approximately 5,000 copies. PCI is 96.0% owned.


     A second comic book series of adventures, "The Earth Warriors," is planned for 1999. It is about a group of 12 heroic characters who battle the forces of evil -- earthly villains and super-powered aliens -- on Earth and in the Universe. A third comic book series about a contemporary black superhero is in preproduction (artist renderings, character development and scripting).



     Zweig Knights Publishing Corporation ("Zweig"), a Florida corporation incorporated in March 1994, is a publisher of limited first editions and special editions of hardback children's books and inspirational family related publications, that owns the rights to forty-four titles. In 1995, Zweig entered into an agreement with Calico Animation and Creations to create the "animation key cel art" (a combination of character studies, backgrounds and moves in flat artwork) and "master paintings" (original watercolor paintings) for an entertainment franchise entitled "The Nicholas Stories," a collection of three illustrated children's books. An animatic broadcast version of the first of the books, "The Boy with a Wish," was produced and in December 1996 was broadcast regionally on a local cable and television station in the Tampa Bay, Florida region. Zweig is 64.3% owned. Larry Faw, Harry Knights, Genevieve Faw, Vincent Neville, Charles Flood, executive officers of the Company, a family trust of Roger Hefler, the former chief executive officer, and 29 unrelated persons each beneficially own less than 1%.



     "The Boy With a Wish" is about Saint Nicholas/Santa Claus, where he comes from, how he leaves gifts and how he makes all his deliveries in one night. The second book in the series, "The First Flight of Saint Nicholas," is about Nicholas and his companion Mouka in a frozen land called Beyond Yon and whimsical dwarfs, elves, gnomes and fairies. It was published in December 1998. In the third book, "The Maiden Voyage of Kris Kringle," Nicholas is joined by Kris, the woman to whom he gave a doll in the first book, and marries her; as Kris Kringle, she helps him deliver all of the presents. Publication is planned for late 1999.


     The International Children's Television Network, Inc., a Florida corporation ("ICT Net"), was incorporated in April 1994 to develop certain children's and youth oriented television properties and programming. ICT Net currently has 15 literary properties which will provide approximately 12 hours of children's programming. In 1995, ICT Net's literary property entitled "Willie's Adventures" was published as a weekly serial in Knight-Ridder newspapers as a children's travel and adventure weekly feature. ICT Net is 99.9% owned; an unrelated person beneficially owns less than 1%.

     Quagga Entertainment Corporation ("Quagga"), incorporated in Florida in March 1995, was formed to engage in the exploitation of motion picture and television properties. Quagga completed its first production video: "Zoo Toonz Volume I," a children's television pilot project narrated by two puppet characters. The pilot was premiered at the National Association of Program and Television Executives convention in Las Vegas, Nevada during January 1996. Subsequently, a second generation of Zoo Toonz has been produced for Volume I and five additional volumes are currently in post production. In addition, a third generation of Zoo Toonz is being developed into a television pilot and 25 episodes of a new children's educational television series. Quagga is 94.95% owned; Larry Faw, Genevieve Faw, Vincent Neville, directors and executive officers of the Company, and a private investor each own 1.25% and two unrelated investors each beneficially own less than 1%.


     Quagga, in association with The International Children's Television Network, is completing and expects to release in 1999 a series of six "Zoo Toonz" videos.


     Studio City Amusements, Inc., incorporated in Florida in November 1994, owns two theatrical musical productions and was formed to develop and manage entertainment properties and develop and produce specialty entertainment projects (non-intellectual properties and asset management projects with real property which provide continuous cash flows and revenue streams).

     Non-Existent Major League Fantasy Sports Association, Incorporated was incorporated in Florida in November 1994 to develop a series of interactive radio and television fantasy sporting events. It owns "The 1994 Fan's Choice Fantasy World Championship of Baseball," a 12-hour radio play of a fantasy baseball world series, the first in a series of radio and television fantasy sporting events.

     Accinemetron Releasing Corporation ("Accinemetron"), incorporated in Florida in March 1995, was formed to coordinate the distribution of various product lines including films, television programming, videocassettes, audio products and ancillary merchandise.

     The Magic Shop, Inc. was incorporated in Florida in October 1995 to serve as a production center and business incubator for entertainment related companies.

     Zollipe Cyberspace Corporation was incorporated in Florida in June 1996 to develop computer programming and software for interactive games and information.

     Zzoonzuit, Inc. was incorporated in Florida in June 1996 to design and manufacture a new line of beachwear, swimwear and athletic clothing.


     Xenomorph Digital Post, Inc. ("Xenomorph"), was incorporated in Florida in June 1996 to be a digital broadcast and video post production center and on-line producer of television programming. Xenomorph entered into a lease purchase agreement to purchase an Avid Media 1000 digital nonlinear editing system and has expanded its post production capabilities by purchasing television broadcast production and post production equipment for a total purchase price of $348,400. Xenomorph, in association with The International Children's Television Network, is producing a children's educational video series which is planned to be distributed in 1999; it is based on the travels of Willie, an extraordinary, extinct, bird-like creature. "Willie's Adventures" was published as a weekly installment in Knight-Ridder newspapers from about 1956 to 1965.


     Pro-Sports Entertainment Group, Inc. was incorporated in November 1996 to be a motion picture and television production group to produce entertainment products focused on minority role models.

     Zingrr N-2Aktiv Television Network, Inc. ("Zingrr") was incorporated in November 1994 to serve as a partner in development, creation, maintenance and programming of FCC licensed wireless cable stations and systems.

DISTRIBUTION

     Distribution of Films. If and when produced, the Company will seek distribution of its proposed films either to theaters or as original television movies. These could be marketed to the networks, HBO, Showtime or for similar movie channel distribution, or for syndicated distribution to independents. Once a pilot has been produced, the Company will attempt to market to the networks or through syndication to independents.

     The Company currently does not have a pre-production distribution agreement in place for any of its products and cannot offer any assurance that a distribution agreement can be obtained or if obtained that such agreement will be profitable. It is difficult for a small independent producer to market a product to the networks or for independent syndication. The success of such a marketing effort is dependent upon many factors including (a) the quality of the product, (b) the fit of the product to the network or syndicate's other program mix and selection criteria, (c) perceived public trends, (d) the reputation of the producers, and (e) in part, the individual producer's interpersonal relationships within the industry.

     Although management believes favorable distribution agreements can be obtained, the lack of a preproduction agreement substantially increases the risk to these projects and to the inventors.

     Distribution of Literary Properties. The Company intends to seek distribution of its literary properties through two of its subsidiaries, Zweig and Accinematron, by direct sales, televised infomercials and special events.

     The Company intends to seek to finance operations through a combination of funding sources, including borrowings from management and principal shareholders and public and private securities offerings. There are no present agreements, contracts, understandings or other arrangements for such necessary financing.

TRADEMARKS

     The Company's rights to characters are principal assets of the Company. Although used in interstate commerce, such proprietary information is not subject to any trademark, service mark or similar registration or protection at this time. There can be no assurance that any such application, if and when filed, will be approved, or that the Company will have the financial and other resources necessary to enforce its proprietary rights against infringement by others. The inability of the Company to obtain adequate protection of, or to enforce, its proprietary rights could have a material adverse effect on the Company.

ROYALTY AGREEMENTS

     Under certain royalty agreements with various unaffiliated individuals, the Company is obligated to make contingent payments, royalties and profit participation payments ranging from 1% to 10% of the gross net profits.

COLLECTIVE BARGAINING AGREEMENT

     The Company is represented by the Alliance of Motion Picture and Television Producers in its Collective Bargaining Agreement under the auspice of the National Labor Relations Board, which includes Signatory status with various Unions and Guilds. The Collective Bargaining Agreement requires that the Company meet negotiated requirements to the various Unions and Guilds, when applicable, and maintain a minimum cost from service contracts for various Union and Guild members. These costs are carried over into future production and pass-through to any purchaser. These costs and obligations are considered to be perpetual.

COMPETITION

     The entertainment business in general, and the film and television entertainment industry in particular, is undergoing significant changes. Alternative forms of filmed entertainment have become available, including expanded pay and basic cable television, pay-per-view programming, and home entertainment equipment. Given technological developments and shifting consumer tastes, it is difficult to predict what effect these changes will have on the potential overall revenue for feature-length motion pictures. Management believes however that these changes within the television industry will create an increased demand for new products and, in this respect, these trends are favorable to the Company.

     Competition in the film industry. There is substantial competition in the industry for a limited number of producers, directors, actors and properties which are able to attract major distribution in all media and all markets throughout the world. The motion picture business is highly competitive and extremely high profile in terms of name recognition, with relatively insignificant barriers to entry and with numerous firms competing for the same directors, producers, actors/actresses, distributors and theaters, among other items. There is intense competition within the film industry for exhibition times at theaters, as well as for distribution in other media, and for the attention of the movie-going public and other viewing audiences. Competition for distribution in other media is intense.

     Each of its subsidiaries is in the development stage with a limited or no operating history. Consequently, none of the subsidiaries has generated revenues as of the date hereof. In addition, there can be no assurance that any of the Company's subsidiaries will achieve significant sales of product or attain profitability.

FAW PURCHASE AGREEMENT

     In February 1993, Studio City-Florida entered into an agreement to acquire direct ownership of various intellectual properties having an estimated value of $7,226,000, including 72 motion picture properties, four television pilot properties, 48 books for publication, four inventions, one franchise program and one specialty product design and marketing program in exchange for a promissory note payable in the amount of $1,554,027 (the "Faw Note") payable to Larry D. Faw, the President and Chairman of the Board of the Company, and warrants to purchase 5,000,000 shares of Common Stock of Studio City-Florida exercisable at $1.00 per share until February 16, 2003. The principal amount was due and payable on February 16, 1995, with interest at the annual rate of 2%. Since maturity, when the Company was unable to pay the Faw Note, it has been extended for consecutive six month terms at an annual interest rate of 9%. Since 1993, the Company has paid $130,000 interest on the Faw Note and accrued interest payable to Mr. Faw at September 30, 1998 was $358,803. In addition, Mr. Faw received 1,000,000 shares of Class Preferred B Stock. See "Description of Securities" and

"Certain Transactions." The Faw Note is a demand obligation, but there is no schedule for repayment of principal or interest. Mr. Faw has indicated that he has no present plan to demand payment.


     The purchase price of the intangible assets was determined by reference to industry standards as detailed in the National Labor Relations Board's Collective Bargaining Agreement between the Alliance of Motion Picture and Television Producers and the Writers Guild of America which reflects the minimum replacement costs and pass through financial obligations to industry-wide motion picture and television producers and purchasers of intellectual properties. The industry standards referred to in that agreement may have no relationship to commercial, economic or fair market value of the intangible assets. See "Collective Bargaining Agreement."


     For financial reporting purposes, in accordance with generally accepted accounting principles, the intellectual properties acquired are recorded on the financial statements as zero, by virtue of the lack of evidence of historical predecessor cost.


EMPLOYEES

     At June 1, 1998, the Company had two full-time employees. The Company has never experienced a work stoppage or interruption due to a labor dispute. In 1998, employment agreements, which expire on April 8, 2000 unless renewed, were negotiated and completed with the following persons to serve in the following positions: Larry D. Faw, Chairman of the Board and President; Vincent J. Neville, Vice Chairman and Chief Executive Officer; Genevieve H. Faw, Director and Senior Vice President; Andrew C. Rigrod, Chief Operations Officer; Walter Johnson Williams, Chief Financial Officer;; Harry B. Knights, Senior Vice President-Operations; Charles H. Flood, Senior Vice President-Sales; Wallis M. Spence, Senior Vice President-Financial Marketing; James W. Courchaine, Senior Vice President-Logistics; and John A. Churchill, Jr., Controller. See "Management" and "Employment Agreements."

     The Company expects to retain additional employees in the areas of production and post production as permitted by its financial condition and required by its business. Most screenwriters, performers, directors and technical personnel who will be involved in the Company's films are members of guilds or unions which bargain collectively with producers on an industry-wide basis from time to time.

REAL PROPERTIES

     The Company currently leases approximately 410 square feet for its executive offices, at 14400 Southwest 46th Court, Ocala, Florida, for $400 per month on a month-to-month basis from Larry D. Faw, the Chairman of the Board and President. The Company believes that the terms of such leasing arrangement are no less favorable to the Company than those that could have been obtained from an independent third party.

     The Company also leases approximately 1700 square feet at $675 per month for its studio located at 4716 North Lois Avenue, Tampa, Florida. The one-year lease expires April 30, 1999.

LEGAL PROCEEDINGS

     As a multimedia holding company in the entertainment industry, the Company is often required to defend its rights and license for intellectual properties that it either owns or serves as a joint venture partner. Currently, the Company and its subsidiary, PCI, are defending their rights in the production and distribution of an entertainment franchise based on a comic book story entitled "Shadow Raven." The Company and PCI filed a verified complaint for declaratory judgment in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida against the author and owner of certain copyrighted works entitled "Shadow Raven" and "The Shadow Raven Sequels," and his corporation, who had irrevocably assigned the copyrighted works in a 1994 agreement, to confirm their rights. The principals in the pending action are currently attempting to resolve the issues in negotiation.


     The Company and its subsidiary, Quagga, are defending a challenge to the companies' rights associated with a joint venture to create, produce, distribute and exploit an intellectual property entitled "Zoo Toonz," a joint venture where the timeliness of the creation of finished products is in question. Litigation is pending in this matter, and it has been determined that the production will be completed without the assistance of the joint venture partner, and the Company and its financial partners will seek to recoup all of their investment.

The action is pending in the Circuit Court in and for Pinellas County, Florida, where the co-author and original co-owner of the intellectual property entitled "Zoo Toonz" filed a complaint for declaratory relief against the Company and Mr. Faw, to confirm ownership and control of the intellectual property, and for unspecified damages (which do not exceed $15,000) for services rendered pursuant to the 1995 joint venture agreement to exploit the property. The defendants have filed an answer and affirmative defenses to the complaint, and a counterclaim for damages (that exceed $15,000) for breach of fiduciary duty and breach of contract.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The accompanying consolidated balance sheets of the Company and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1991 through 1997 (inception through December 31,
1997), appearing elsewhere in this Prospectus, are audited and have been prepared in accordance with generally accepted accounting principles. The interim financial statements for the nine months ended September 30, 1998 are unaudited. However, in the opinion of management, such interim financial statements include all adjustments, consisting of normal recurring accruals necessary for a fair presentation of the interim financial position and the interim results of operation of the Company. The operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998, or for any other period.


     Studio City-Florida was a development stage multimedia company incorporated in 1991 to engage in asset development, business management, production and post-production studio operation, motion picture studio operation, tourist attraction operation, the development of motion pictures for theatrical exhibition, for television and home video, and in the development, production and distribution of printed publications. At the time of the merger with CVT Corp. of America, Studio City-Florida owned a large number of intellectual properties and a partial interest in other intellectual properties, but had not generated significant revenues. The Company was incorporated in New York under the name "CVT Corp. of America" ("CVT") in March 1984 and, until 1993, was engaged in limited sales, manufacturing and marketing operations of continuous variable speed transmissions. Unable to finance the research and development necessary to continue operation, CVT ceased operations in 1993. On June 28, 1996, CVT changed its name to "Studio City Holding Corporation" and, effective July 1, 1996, merged with Studio City-Florida, a development stage media holding company.

     The Company is a development stage media holding company specializing in the creation of "entertainment franchises" and the development of its fifteen wholly-owned or majority-owned media subsidiaries. Except for certain limited operations, the Company's activities to date primarily have consisted of raising capital, obtaining financing, acquiring intellectual properties, and administrative activities relating to the foregoing.

     Each of its subsidiaries is in the development stage with a limited or no operating history. Consequently, the subsidiaries have generated limited or no revenues as of the date hereof. In addition, there can be no assurance that any of the Company's subsidiaries will achieve significant sales of its products or attain profitability.

     During the years ended December 31, 1995, 1996 and 1997, and the nine months ended September 30, 1998, the Company had net losses of $316,578, $558,221, $540,455 and $342,205, respectively. The interim financial statements of the Company as of September 30, 1998 are unaudited and include all adjustments which in the opinion of management are necessary in order to make such financial statements not misleading. At December 31, 1997, the cumulative deficit since inception was $1,942,162, reflecting the cost of development and other start-up activities without significant offsetting revenues. The Company's business is capital intensive and it expects to continue to incur significant losses in the future.


     Depending upon the availability of necessary financing, of which there can be no assurance, the Company's plan of operation for the next 12 months contemplates the need for more than $900,000 for: $525,000 for release by Zweig of "The First Flight of St. Nicholas," the second book of "The Nicholas Stories" trilogy, before December 31, 1998, and publication of "The Maiden Voyage of Kris Kringle, the third book of the trilogy, during the fourth quarter of 1999; $165,000 for publication by PCI of a second comic book series during 1999; $45,000 for Quagga for completion of the "Zoo Toonz" video series; $26,000 for technical production by Xenormorph of a children's video series during 1999; and about $200,000 for working capital. To the extent that less than $900,000 is available, the Company's business plan will have to be curtailed in the reverse order of the proposed projects indicated above. See "Business -- Subsidiaries." The Company contemplates using available funds for business purposes and not for payment of the Faw Note or preferred stock dividends.


     The Company's proposed business, including both expansion of its current limited operations and its proposed activities, requires substantial additional equity or debt financing, which may not be available in a timely manner, on commercially reasonable terms, or at all. The Company will have to raise funds to satisfy its cash requirements in the next 12 months. As of the date hereof, the Company has no agreement, arrangement or understanding with any person for the necessary financing. Therefore, the Company anticipates that it will continue to meet its cash requirements by the private sale of securities, as well as advances from management, the main source of liquidity in the past. There are no plans to purchase significant equipment, nor are any significant changes in the number of employees expected.

     Year 2000. Because many computer and computer applications define date by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or systems failure in computer systems, network elements, software applications and other business systems that have time sensitive programs. Management does not anticipate that the so-called Year 2000 issue will have a significant impact on its business or require a significant commitment of resources to resolve potential problems associated with this issue.

     There can be no assurance, however, that the Company will be unaffected by the Year 2000 issue affecting its customers or suppliers, but the Company does not believe the Year 2000 readiness of its customers or suppliers will have a material impact on the Company's business or financial statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:

                   NAME                     AGE                    POSITION
                   ----                     ---   ------------------------------------------
Larry D. Faw..............................  50    Chairman of the Board and President
Vincent J. Neville........................  67    Vice Chairman of the Board and Chief
                                                  Executive Officer
Genevieve H. Faw..........................  38    Senior Vice President, Secretary and
                                                  Director
Andrew C. Rigrod..........................  56    Chief Operations Officer
Walter Johnson Williams...................  49    Chief Financial Officer
Harry B. Knights..........................  51    Senior Vice President -- Operations
Charles H. Flood..........................  48    Senior Vice President -- Sales
                                                  Senior Vice President -- Financial
Wallis M. Spence..........................  50    Marketing
James W. Courchaine.......................  67    Senior Vice President -- Logistics
John A. Churchill, Jr.....................  59    Controller

     Each director is elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. All officers serve at the discretion of the Board of Directors. Of all the directors and executive officers of the Company, only Mr. Faw, Mrs. Faw and Mr. Knights devote full time and attention to its affairs; the other directors and executive officers devote only such (usually minimal) time to the Company's affairs as is required from time to time.

     The following sets forth certain biographical information with respect to the directors and executive officers of the Company:

     Larry D. Faw has served as Chairman of the Board of Directors and President of the Company since inception of Studio City-Florida in 1991. Mr. Faw has twenty-six years of experience in the financing, production, and distribution of feature motion pictures, documentaries, television commercials, and short films. Mr. Faw is the husband of Genevieve Faw.

     Vincent J. Neville was a director and Senior Vice President of the Company from November 1995 until December 1997, when he became Vice Chairman and Chief Executive Officer. He has served as President of Finest Security Service Inc., Flushing, New York, since 1986, and as President of T.J. Catering Inc., Flushing, New York, since June 1997. Also, Mr. Neville has over twenty years experience in law enforcement as a former Detective with the New York City Police Department, where for eleven years he served as an Investigator and Personal Bodyguard for the District Attorney of Queens County.

     Genevieve H. Faw has served as an Senior Vice President, Secretary and director of the Company since inception of Studio City-Florida in 1991. Ms. Faw's background includes accounting, business management, feature-length motion picture production, and the publication of children's books and specialty niche market publications. Ms. Faw is the wife of Larry Faw.

     Andrew C. Rigrod has served as Chief Operations Officer since April 1998. Mr. Rigrod, who graduated from Cornell Law School in 1966 and was an editor of the Cornell Law Review, has been practicing law for 30 years, specializing in entertainment law exclusively for the last 24 years, representing producers, writers, directors and actors.

     Walter Johnson Williams has served as Chief Financial Officer since January 1998. Mr. Williams has served as an adviser to the Company since 1992. Mr. Williams is the President of American Business Econometrics, Inc., an economic consultancy firm he founded in 1983 which publishes The Straight Shooter Newsletter and analyzes government reports through the Shadow Bureau of Government Statistics. He also provides consulting services to major financial institutions and Fortune 500 companies, as well as to private individuals; he also provides economic commentary to financial newspapers, journals and other publications and radio and television business and finance programs.

     Harry B. Knights has served as Senior Vice President-Operations since March 1998. Mr. Knights also has served as Co-Publisher and Chief Operations Officer of Zweig Knights Publishing Corporation, a majority owned subsidiary, since May 1994. Mr. Knights authored "The Nicholas Stories: The Boy With A Wish, The First Flight of St. Nicholas; The Maiden Voyage of Kris Kringle;" and "The Spirit of Christmas" and "The Homecoming." He was discharged from personal bankruptcy in April 1994.

     Charles H. Flood has served as Senior Vice President-Sales since October 1996. Mr. Flood also has served as Co-Publisher and President of National Sales of the Eleemosynary/Traditional Publishing Division of Zweig Knights Publishing Corporation, since July 1994. Mr. Flood has over twenty years of experience in sales management, product development, marketing, education and publishing. His experience includes custom publishing, interactive CD ROM development, sub-rights and co-publishing for animation, joint venture television and publishing programs, and, eleemosynary publishing.

     Wallis M. Spence has served as Senior Vice President-Financial Marketing since February 1998. He owns The Striker Steel Co. (steel framed homes), since February 1996, and is a self-employed financial consultant specializing in portfolio/pension funds for long term investment, since 1989.

     James W. Courchaine has served as Senior Vice President-Logistics since June 1998. In 1979, Mr. Courchaine retired from the United States Air Force after twenty years and became a self-employed financial consultant specializing in financial services and planning for insurance companies. He was discharged from personal bankruptcy in October 1995.

     John A. Churchill, Jr. will serve as Controller after the effective date of the Registration Statement of which this Prospectus is a part. He owns Central Business Services Corporation, a financial services company, since 1990. He serves as Treasurer of E.L. Trevena, Inc., a demolition company, since 1996, and was Chairman of Agrovit, Inc., a fertilizer brokerage, from 1991 to 1996.

EXECUTIVE COMPENSATION

     Neither the Chief Executive Officer nor any other executive officer of the Company received total salary and bonus in excess of $100,000 in any of the fiscal years ended December 31, 1995, 1996 or 1997. Roger Hefler, who died on December 26, 1997, received $24,000 as Vice Chairman and Chief Executive Officer during each of the fiscal years ended December 31, 1996 and 1997.

DIRECTORS' COMPENSATION

     Directors of the Company are not compensated for their services.

EMPLOYMENT AGREEMENTS

     On April 8, 1998, the Company entered into employment agreements with all executive officers. The employee agreements provide for remuneration, stock awards, and performance awards. Each executive officer will receive (i) a sign-on award of 25,000 shares of stock, (ii) cash compensation at the end of recapitalization level 1 ($1,000,000 in new capital) of $48,000 per annum; (iii) stock award of 25,000 shares at the end of the 1st year of employment; (iv) cash compensation at the end of capitalization level 2 ($10,000,000 in new capital) of $75,000 per annum; (v) stock award of 25,000 shares at the end of the 2nd year of employment; and (vi) stock award of 25,000 shares at the end of the 3rd year of employment. Each employment agreement expires on April 8, 2000. Pursuant to the employment agreements, Larry D. Faw serves as Chairman of the Board of Directors and President, Vincent J. Neville serves as Vice Chairman and Chief Executive Officer, Genevieve H. Faw serves as a Director, Secretary and Senior Vice President-Children's Programming, Andrew C. Rigrod, Esquire serves as Chief Operations Officer, Walter Johnson Williams serves as Chief Financial Officer, Wallis M. Spence serves as Senior Vice President-Financial Marketing, Harry B. Knights serves as a Senior Vice President-Operations, Charles H. Flood serves as Senior Vice President-Sales, James W. Courchaine serves as Senior Vice President-Logistics; and John A. Churchill, Jr. serves as Controller. Each of the executive officers will be entitled to receive reimbursement for all reasonable expenses incurred in connection with the performance of any of his/her obligations pursuant to the Employment Agreements. The Employment Agreements contain a covenant not to compete and an agreement to keep confidential certain information.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Certificate of Amendment and Restated Certificate of Incorporation, and the By-Laws of the Company, as amended, provide that the Company shall indemnify its officers and directors to the full extent permitted by the Business Corporation Law of the State of New York.

     Reference is hereby made to Section 402(b) of the Business Corporation Law of the State of New York relating to the indemnification of officers and directors, which Section is hereby incorporated herein by reference.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or others pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

INCENTIVE STOCK OPTION PLAN

     In March 1993, the Board of Directors and shareholders approved in principle an Employee Incentive Stock Option Plan (the "Plan") for full time employees including executive officers. Under the Plan, the Company would issue options to purchase shares of the Company's Common Stock, exercisable at the current market value (110% of current market value only to 10% or greater stockholders) up to $100,000 annually. The Plan would terminate on March 1, 2001, unless renewed.

     Under the Plan, any officer or director owning 10% of the voting plan of the Company would be restricted from exercising his/her options to three years after the receipt of such Grant. Additional provisions would be as follows: (1) options terminated or expired, revert back to the Plan, (2) unpurchased option shares remain in the Plan, (3) options are exercisable by the optionee or his/her estate, (4) options are not transferable, and, (5) carryover amounts from one year to the next year cannot exceed 50% of the Plan. The Company will reserve 500,000 shares of Common Stock for issuance under the Plan. The Plan has not been implemented and no options have been granted under the Plan.

                              CERTAIN TRANSACTIONS

FAW PURCHASE AGREEMENT

     In February 1993, Studio City-Florida entered into an agreement with Larry
D. Faw, Chairman of the Board of Directors and President, to acquire direct ownership of various intellectual properties having an estimated value of $7,226,000, including 72 motion picture properties, four television pilot properties, 48 books for publication, four inventions, one franchise program and one specialty product design and marketing program, in exchange for a promissory note payable in the amount of $1,554,027 and warrants to purchase 5,000,000 shares of Common Stock of Studio City-Florida exercisable at $1.00 per share until February 16, 2003. The principal amount was due and payable on February 16, 1995, with interest at the annual rate of 2%. Since maturity, when the Company was unable to pay the Faw Note, it has been extended for consecutive six month terms at an annual interest rate of 9%. Since 1993, the Company has paid $130,000 in interest on the Faw Note and accrued interest payable to Mr. Faw at September 30, 1998 was $358,803. The Faw Note is a demand obligation, but there is no schedule for repayment of principal or interest.

     The purchase price of the intangible assets was determined by reference to industry standards as detailed in the National Labor Relations Board's Collective Bargaining Agreement between the Alliance of Motion Picture and Television Producers and the Writers Guild of America which reflects the minimum replacement costs and pass through financial obligations to industry-wide motion picture and television producers and purchasers of intellectual properties. The industry standards referred to in that agreement may have no relationship to commercial, economic or fair market value of the intangible assets. See "Collective Bargaining Agreement."


OTHER


     Effective July 1, 1996, Studio City-Florida merged with and into the Company, pursuant to the Plan of Merger. Pursuant to the Plan of Merger (i) 100,000,000 shares of Common Stock of Studio City-Florida held by Larry D. Faw were converted into 10,000,000 shares of the Company's Class A Preferred Stock,
(ii) 10,000,000 shares of Common Stock of Studio City-Florida held by Mr. Faw were converted into

1,000,000 shares of the Company's Class B Preferred Stock, (iii) warrants to purchase 5,000,000 shares of Common Stock of Studio City-Florida were converted into warrants to purchase 5,000,000 shares of Common Stock of the Company, and
(iv) each of the remaining issued and outstanding shares of Common Stock of Studio City-Florida were converted into one share of the Company's Common Stock. In addition, Mr. Faw received 1,000,000 shares of Class Preferred B Stock in connection with the merger.


     See "Business -- Subsidiaries" for a description of the ownership interests of certain directors and executive officers in subsidiaries of the Company and
Note 12 to Consolidated Financial Statements for information about the potential profit participation of certain directors and executive officers in certain literary properties of such subsidiaries. No amounts have been paid to date to any director or executive officer in connection with any of those interests and it is not possible to predict whether or when any amounts might be paid in the future or the magnitude of any future amounts.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of July 1, 1998, the beneficial ownership of shares of the Common Stock of the Company by any person known to the Company to be the beneficial owner of more than five per cent; each of the directors and executive officers; and all directors and executive officers as a group.

                                       AMOUNT AND NATURE OF BENEFICIAL
      NAME OF BENEFICIAL OWNER         OWNERSHIP OF COMMON STOCK(1)(2)   PER CENT OF TOTAL VOTING POWER(2)
      ------------------------         -------------------------------   ---------------------------------
Larry D. Faw.........................            10,196,277(2)(3)                      83.1%
14400 Southwest 46th Court
Ocala, Florida 34473
Vincent J. Neville...................               442,000(4)                            *
Genevieve H. Faw.....................            10,196,277(2)(3)                      83.1%
14400 Southwest 46th Court
Ocala, Florida 34473
Andrew C. Rigrod.....................                25,000                               *
Walter Johnson Williams..............               526,000                               *
Harry B. Knights.....................               181,000(5)                            *
Charles H. Flood.....................                30,000                               *
Wallis M. Spence.....................                25,000                               *
James W. Courchaine..................               289,400(6)                            *
John A. Churchill, Jr................             1,154,400(7)                            *
All directors and officers as a
  group..............................            12,869,077                            85.2%

---------------
* Less than one per cent.

(1) Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to all shares of Common Stock beneficially owned. Beneficial ownership is calculated in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934.

(2) The Company has two classes of voting securities, Common Stock and Class A Preferred Stock. Holders of Class A Preferred Stock vote together with holders of Common Stock and are entitled to ten votes for each share of Class A Preferred Stock on all matters voted upon by the shareholders of the Company. Larry D. Faw, Chairman of the Board and President of the Company beneficially owns all outstanding shares of Class A Preferred Stock, or 100% of that class, and therefore is the beneficial owner of 83.1% of the voting power of the Company. The Class A Preferred Stock is included in the calculation of the per cent of total voting power. The Class B Preferred Stock, each share of which is convertible into ten shares of Common stock at the annual rate of 20% commencing two years after acquisition, are not included in the calculation.

(3) Includes: 2,870,000 shares held by Larry D. Faw, Incorporated, of which Mr. Faw is the President; 401,277 shares held by the Von Falconbourg Family Trust, of which Mr. Faw is the Managing Trustee; 1,000,000 shares held by Morgan Rothchild Anzo, Inc. for the account and benefit of Mr. Faw; warrants to purchase 5,000,000 shares at $1.00 per share; and 925,000 shares held by Genevieve H. Faw, Mr. Faw's wife. Does not include 10,000,000 shares of Class A Preferred Stock held by Mr. Faw, or 1,000,000 shares of Class B Preferred Stock held by each of Mr. Faw and the Von Falconbourg Family trust or 300,000 shares of Class B Preferred Stock held by Mrs. Faw. Each of Mr. Faw and Mrs. Faw disclaims beneficial ownership of the other's shares.

(4) Includes 5,000 shares held by Mr. Neville's wife.

(5) Includes 6,000 shares held jointly with Mr. Knight's wife. Does not include 35,000 shares of Class B Preferred Stock.

(6) Includes 153,400 shares held by the Courchaine Family Partnership, of which Mr. Courchaine is the managing partner. Includes 10,000 shares held jointly with Mr. Courchaine's wife. Does not include 35,000 shares of Class B Preferred Stock held jointly with Mr. Courchaine's wife.

(7) Includes 12,000 shares held by five members of Mr. Churchill's family.

                           DESCRIPTION OF SECURITIES

GENERAL

     The aggregate number of shares that the Corporation had authority to issue is 85,000,000 shares, consisting of (i) 40,000,000 shares of Common Stock, (ii) 10,000,000 shares of Class A Preferred Stock, (iii) 25,000,000 shares of Class B Preferred Stock and (iv) 10,000,000 shares of Preferred Stock, $.0001 per share par value, to be issued in series. The Board of Directors has the authority to issue Preferred Stock in series, fix the number of shares to be included in such series, the dividends payable on the shares of such series, the redemption price of the shares of such series, if any, and the terms and conditions of such redemption, the terms and conditions under which the shares of such series are convertible, if they are convertible, and other rights, preferences and limitations pertaining to such series.

     The relative rights, preferences and limitations of the shares of each class are as follows:

     Voting. Every holder of Common Stock is entitled to one vote for each share of Common Stock on all matters voted upon by the shareholders of the Corporation. Every holder of Class A Preferred Stock is entitled to ten votes for each share of Class A Preferred Stock on all matters voted upon by the shareholders of the Corporation and shall vote as a class with the holders of Common Stock of the Corporation on all matters. The holders of Class B Preferred Stock have no voting rights except as required by law.

     Dividends. The holders of Class B Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative preferential dividends at the rate of 12% per annum per share of Class B Preferred Stock, based on net income before taxes. Dividends are payable on the Common Stock when and if declared by the Board of Directors after payment of dividends on the Class B Preferred Stock.

     Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or other termination of the Company, the holders of the Class A Preferred Stock are entitled to be paid $.06 per share of the Class A Preferred Stock and an amount equal to any unpaid accrued dividends before any amount shall be paid to the holders of the Class B Preferred Stock or the Common Stock; and after such payment to the holders of the Class A Preferred Stock, the holders of the Class B Preferred Stock are entitled to be paid $.06 per share of the Class B Preferred Stock and an amount equal to any unpaid accrued dividends before any amount shall be paid to the holders of the Common Stock. After payment shall have been made to the holders of Class A Preferred Stock and Class B Preferred Stock of the full amounts to which they shall be entitled, the holders of Class A Preferred Stock, Class B. Preferred Stock and Common Stock are entitled to share ratably in all remaining assets of the Corporation available for distribution, according to the number of shares of capital stock held, with the holders of Class B Preferred Stock and the holders of Common Stock to share ratably according to the number of shares of Class B Preferred Stock and/or Common Stock held by them, and the holders of Class A Preferred Stock to share ratably according to the number of shares of Common Stock into which such shares of Class A Preferred Stock may be converted.

     Conversion. Shares of Class B Preferred Stock may be converted into shares of Common Stock on the basis of one share of Class B Preferred Stock for ten shares of Common Stock, at the rate of 20% per year commencing two years after issuance, which ranges from 1993 for the 1,000,000 shares held by Mr. Faw to 1998 for the 2,825,834 shares held by others.

     Warrants. Warrants to purchase 500,000 shares of Common Stock are exercisable at $3.00 per share and expire on December 31, 1999. Warrants to purchase 5,000,000 shares of Common Stock, held by Mr. Faw, are exercisable at $1.00 per share and expire on February 16, 2003. None of the Warrants entitle the holder to any voting rights or other rights as a stockholder of the Company.

TRANSFER AGENT

     The Company's transfer agent is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                            SELLING SECURITY HOLDERS

     The name of each Selling Security Holder, any position or office held with the Company and the amount of securities owned before the offering and after the offering is complete are set forth in Appendix A. The percentages of the classes before the offering is less than one percent for all Selling Security Holders except as indicated under "Principal Shareholders," and the percentages of the classes after the offering is complete is zero (-0-) for all Selling Security Holders, assuming all securities offered are sold.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, there will continue to be outstanding 31,282,001 shares of Common Stock (including 3,800,000 treasury shares) and 3,825,834 shares of Class B Preferred Stock. Such shares of Common Stock and Class B Preferred offered hereby will be freely tradable in the public market without restriction under the Securities Act of 1933, as amended (the "Securities Act"). There is no public trading market for such shares at present and there can be no assurance that such a market will develop in the future. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. If such sales reduce the market price of the Common Stock, the Company's ability to raise additional capital in the equity markets also could be adversely affected.

                                 LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon for the Company by Gerald Weinberg, P.C., Albany, New York.

                                    EXPERTS

     The financial statements of the Company at December 31, 1995, 1996 and 1997 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Peel Schatzel & Wells, P.A., independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION


     The Company currently is not a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the offering made hereby, the Company will become subject to the periodic and other informational requirements of the Exchange Act. The Company intends to distribute to its shareholders Annual Reports containing audited financial statements and may distribute quarterly reports as determined by the Board of Directors of the Company.


     The Company has filed with the Commission the Registration Statement under the Securities Act with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the

Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be may be inspected and copied at certain regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 75 Park Place, 14th Floor, New York, New York 10007, and may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                        STUDIO CITY HOLDING CORPORATION
                                AND SUBSIDIARIES

                          Independent Auditor's Report
                                      and
                              Financial Statements


            October 21, 1991 (Inception) Through September 30, 1998

          STUDIO CITY HOLDING CORPORATION AND INCLUDABLE SUBSIDIARIES


            OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998


                               TABLE OF CONTENTS


Independent Auditor's Report................................  F-2
Consolidated Financial Statements
  Consolidated Balance Sheets...............................  F-3
  Consolidated Statements of Operations.....................  F-4
  Consolidated Statements of Changes in Stockholder's
     Equity.................................................  F-5
  Consolidated Statements of Cash Flows.....................  F-6
  Notes to Consolidated Financial Statements................  F-7

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Studio City Holding Corporation

     We have audited the accompanying consolidated balance sheets of Studio City Holding Corporation (a New York corporation) (a development stage company) and subsidiaries (development stage companies) as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1991 through 1997 (inception through December 31, 1997). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Studio City Holding Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations, changes in stockholders' equity and their cash flows for the years ended December 31, 1991 through 1997 (inception through December 31, 1997) in conformity with generally accepted accounting principles.

     As described in Notes 2, 3 and 20 to the financial statements, certain errors were discovered by management during the current year that pertain to the years ended December 31, 1997 to 1991. Accordingly, these financial statements have been restated to correct the errors. As described in Note 2, an error resulting in the overstatement of previously reported offering costs was discovered by management due to the expiration of the offering in 1997. As described in Note 3, the Company changed its method of accounting for intangible assets acquired from the majority stockholder by recording the amount in excess of the predecessor's cost as a special distribution to stockholder. Furthermore, as described in Note 20, the Company has changed its accounting for equity securities subject to rescission by classifying the potential rescission liability outside of permanent equity.

/s/ Peel, Schatzel & Wells, P.A.

St. Petersburg, Florida
July 9, 1998

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,           (UNAUDITED)
                                                        -------------------------   SEPTEMBER 30,
                                                           1996          1997           1998
                                                        -----------   -----------   -------------
                                             ASSETS
Cash and cash equivalents.............................  $     6,650   $    18,448    $   107,220
Intangible assets (Note 3)............................       94,458        77,315         77,315
Investment in joint ventures and stock................       56,823        56,823         56,823
Prepaid services......................................        3,469         3,469          3,469
Office equipment (cost $44,343, $52,506 and $52,506;
  accumulated depreciation $17,973, $23,493 and
  $28,275)............................................       26,370        29,013         24,231
Organization costs (net of accumulated
  amortization).......................................        1,126           782            782
Offering costs........................................       32,051            --             --
Stock subscriptions receivable........................                     53,000
                                                        -----------   -----------    -----------
     TOTAL ASSETS.....................................  $   220,947   $   238,850    $   269,840
                                                        ===========   ===========    ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Note payable-stockholder............................  $ 1,554,027   $ 1,554,027    $ 1,554,027
  Accrued interest....................................      194,456       290,518        358,803
  Accrued expenses....................................       27,803        37,841          7,750
  Loans from stockholders.............................                                   245,500
CONTINGENT LIABILITIES -- Collective Bargaining
  Agreement (Note 3)..................................           --            --             --
LEASE COMMITMENTS -- (Note 15)........................           --            --             --
                                                        -----------   -----------    -----------
     TOTAL LIABILITIES................................    1,776,286     1,882,386      2,166,080
EQUITY SECURITIES SUBJECT TO RESCISSION (Note 20).....      432,176       913,599      1,003,100
STOCKHOLDERS' EQUITY
  Common stock -- par value $.0001 in 1996 and $.002
     in 1997 and 1998; 150,000,000 shares authorized;
     150,000,000, 31,028,500 and 31,057,001 shares
     issued and outstanding in 1996, 1997 and 1998
     respectively.....................................       14,330        61,077         61,077
  Common stock warrants...............................    5,000,000     5,000,000      5,000,000
  Preferred stock--A - par value $.0001 in 1997 and
     1998; 10,000,000 shares authorized, issued and
     outstanding in 1997 and 1998.....................                      1,000          1,000
  Preferred stock--B - no par value in 1996, $.0001
     par value in 1997 and 1998; 10,000,000 shares
     authorized; 3,825,834 issued and outstanding in
     1997 and 1998....................................      671,974           383            383
  Additional paid-in capital..........................      766,007     1,392,737      1,392,737
  Deficit accumulated during development stage........   (1,213,826)   (1,786,332)    (2,128,537)
  Less special distribution to stockholder (Note 3)...   (7,226,000)   (7,226,000)    (7,226,000)
                                                        -----------   -----------    -----------
     TOTAL STOCKHOLDERS' EQUITY.......................   (1,987,515)   (2,557,135)    (2,899,340)
                                                        -----------   -----------    -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......  $   220,947   $   238,850    $   269,840
                                                        ===========   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                           CUMULATIVE          FOR THE YEAR ENDED        (UNAUDITED)
                                         FROM INCEPTION           DECEMBER 31,           FOR THE NINE
                                        OCTOBER 21, 1991      ---------------------      MONTHS ENDED
                                      TO SEPTEMBER 30, 1998     1996        1997      SEPTEMBER 30, 1998
                                      ---------------------   ---------   ---------   ------------------
INCOME..............................       $   234,147        $ 175,727   $  15,693       $  14,005
EXPENSES
  Accounting fees...................            88,518           28,500      24,209          12,694
  Advertising.......................            15,556            4,228
  Amortization -- organization
     costs..........................             1,208              341         342
  Auto expenses.....................           159,172           32,661      24,712          10,515
  Bad debts.........................           167,695          167,695
  Bank charges......................               786                                          157
  Commissions.......................            36,906           36,906
  Consulting fees...................           119,318           46,082      19,506           6,872
  Contributions.....................               227
  Depreciation......................            28,274            6,172       5,520           4,782
  Dues and publications.............            15,715            2,021       3,986           3,199
  Equipment rental..................           190,923           36,858      80,058          68,415
  Insurance.........................            24,089            7,146       8,367             892
  Interest..........................           576,779          139,862     139,862         108,638
  Legal fees........................           123,038            9,069      66,180          26,582
  Licenses..........................            19,520            4,306       3,212           2,417
  Meals.............................            26,408            9,495       2,654           1,606
  Medical
     reimbursement -- officer.......             8,517            5,298
  Miscellaneous expenses............            48,015            8,073       8,485          19,240
  Offering costs....................            32,051                       32,051
  Office expenses...................           119,304           19,998      15,746           9,164
  Officer compensation..............             5,000
  Postage...........................            49,707           11,991      11,363           7,910
  Professional fees.................            91,221           48,229      25,382           5,110
  Project costs.....................           126,763                       85,833          40,930
  Rent..............................           129,626           53,149      14,358          13,419
  Seminars..........................               604
  Telephone expense.................            72,563           28,411       8,340           6,459
  Travel............................            52,315           22,205       4,435           4,169
  Utilities.........................            18,949            2,089       3,598           3,040
  Wages.............................            13,917            3,153
                                           -----------        ---------   ---------       ---------
TOTAL EXPENSES......................         2,362,684          733,938     588,199         356,210
                                           -----------        ---------   ---------       ---------
NET LOSS............................       $(2,128,537)       $(558,211)  $(572,506)      $(342,205)
                                           ===========        =========   =========       =========
EARNINGS (LOSS) PER
  COMMON SHARE
  (Basic and Diluted Loss Per Share
     are the same -- See Note 2)....       $   (0.0172)       $ (0.0038)  $ (0.0185)      $ (0.0110)
                                           ===========        =========   =========       =========

   The accompanying notes are an integral part of these financial statements.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                            COMMON STOCK                                                 DEFICIT
                                         --------------------------------------------------                            ACCUMULATED
                                                                   ADDITIONAL      COMMON                                DURING
                                            COMMON                   PAID-IN       STOCK      PREFERRED    PREFERRED   DEVELOPMENT
                                            SHARES       AMOUNT      CAPITAL      WARRANTS     STOCK A      STOCK B       STAGE
                                         ------------   --------   -----------   ----------   ---------    ---------   -----------
Issuance of common stock...............       748,000   $ 11,920   $ 1,138,500   $       --     $   --     $      --   $        --
Special distribution (Note 3)..........
Common shareholder loss for period
 October 21, 1991 to
 December 31, 1991.....................                                                                                    (35,455)
                                         ------------   --------   -----------   ----------     ------     ---------   -----------
Balance at December 31, 1991...........       748,000     11,920     1,138,500           --         --            --       (35,455)
Issuance of common stock...............       610,201      1,662        72,770
Common shareholder loss for year ended
 December 31, 1992.....................                                                                                    (57,999)
                                         ------------   --------   -----------   ----------     ------     ---------   -----------
Balance at December 31, 1992...........     1,358,201     13,582     1,211,270           --         --            --       (93,454)
Stock split 1 to 100...................   134,461,899
Shares for properties..................                             (1,151,004)
Special distribution (Note 3)..........
Issuance of common and preferred stock
 and common warrants...................    16,749,900      1,675        56,976    5,000,000                  671,974
Common shareholder loss for year ended
 December 31, 1993.....................                                                                                    (73,409)
                                         ------------   --------   -----------   ----------     ------     ---------   -----------
Balance at December 31, 1993...........   152,570,000     15,257       117,242    5,000,000         --       671,974      (166,863)
Issuance of common stock...............   (13,420,000)    (1,342)      242,670
Common shareholder loss for year ended
 December 31, 1994.....................                                                                                   (172,174)
                                         ------------   --------   -----------   ----------     ------     ---------   -----------
Balance at December 31, 1994...........   139,150,000     13,915       359,912    5,000,000         --       671,974      (339,037)
Issuance of common stock...............     4,150,000        415       406,095
Common shareholder loss for year ended
 December 31, 1995.....................                                                                                   (316,578)
                                         ------------   --------   -----------   ----------     ------     ---------   -----------
Balance at December 31, 1995...........   143,300,000     14,330       766,007    5,000,000         --       671,974      (655,615)
Issuance of common stock...............     6,700,000        670       431,506
Equity securities subject to rescission
 (Note 20).............................                     (670)     (431,506)
Common shareholder loss for year ended
 December 31, 1996.....................                                                                                   (558,211)
                                         ------------   --------   -----------   ----------     ------     ---------   -----------
Balance at December 31, 1996...........   150,000,000     14,330       766,007    5,000,000         --       671,974    (1,213,826)
Issuance of common stock...............       155,000        310       481,113
Equity securities subject to rescission
 (Note 20).............................                     (310)     (481,113)
Common shareholder loss for year ended
 December 31, 1997.....................                                                                                   (572,506)
Shares issued, exchanged or
 converted.............................  (119,126,500)   (11,000)        9,000                   1,000         1,182
Merger adjustments.....................                   57,747       617,730                              (672,773)
                                         ------------   --------   -----------   ----------     ------     ---------   -----------
Balance at December 31, 1997...........    31,028,500     61,077     1,392,737    5,000,000      1,000           383    (1,786,332)
Issuance of common stock (Unaudited)...        28,501         57        89,444
Equity securities subject to rescission
 (Note 20).............................                      (57)      (89,444)
Common shareholder loss for nine months
 ended September 30, 1998 (Unaudited)..                                                                                   (342,205)
                                         ------------   --------   -----------   ----------     ------     ---------   -----------
Balance at September 30, 1998..........    31,057,001   $ 61,077   $ 1,392,737   $5,000,000     $1,000     $     383   $(2,128,537)
                                         ============   ========   ===========   ==========     ======     =========   ===========

                                           SPECIAL
                                         DISTRIBUTION       TOTAL
                                              TO        STOCKHOLDERS'
                                         STOCKHOLDER       EQUITY
                                         ------------   -------------
Issuance of common stock...............  $        --     $ 1,150,420
Special distribution (Note 3)..........   (1,150,000)     (1,150,000)
Common shareholder loss for period
 October 21, 1991 to
 December 31, 1991.....................                      (35,455)
                                         -----------     -----------
Balance at December 31, 1991...........   (1,150,000)        (35,035)
Issuance of common stock...............                       74,432
Common shareholder loss for year ended
 December 31, 1992.....................                      (57,999)
                                         -----------     -----------
Balance at December 31, 1992...........   (1,150,000)        (18,602)
Stock split 1 to 100...................
Shares for properties..................                   (1,151,004)
Special distribution (Note 3)..........   (6,076,000)     (6,076,000)
Issuance of common and preferred stock
 and common warrants...................                    5,730,625
Common shareholder loss for year ended
 December 31, 1993.....................                      (73,409)
                                         -----------     -----------
Balance at December 31, 1993...........   (7,226,000)     (1,588,390)
Issuance of common stock...............                      241,328
Common shareholder loss for year ended
 December 31, 1994.....................                     (172,174)
                                         -----------     -----------
Balance at December 31, 1994...........   (7,226,000)     (1,519,236)
Issuance of common stock...............                      406,510
Common shareholder loss for year ended
 December 31, 1995.....................                     (316,578)
                                         -----------     -----------
Balance at December 31, 1995...........   (7,226,000)     (1,429,304)
Issuance of common stock...............                      432,176
Equity securities subject to rescission
 (Note 20).............................                     (432,176)
Common shareholder loss for year ended
 December 31, 1996.....................                     (558,211)
                                         -----------     -----------
Balance at December 31, 1996...........   (7,226,000)     (1,987,515)
Issuance of common stock...............                      481,423
Equity securities subject to rescission
 (Note 20).............................                     (481,423)
Common shareholder loss for year ended
 December 31, 1997.....................                     (572,506)
Shares issued, exchanged or
 converted.............................                          182
Merger adjustments.....................                        2,704
                                         -----------     -----------
Balance at December 31, 1997...........   (7,226,000)     (2,557,135)
Issuance of common stock (Unaudited)...                       89,501
Equity securities subject to rescission
 (Note 20).............................                      (89,501)
Common shareholder loss for nine months
 ended September 30, 1998 (Unaudited)..                     (342,205)
                                         -----------     -----------
Balance at September 30, 1998..........  $(7,226,000)    $(2,899,340)
                                         ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                          CUMULATIVE         FOR THE YEAR ENDED        (UNAUDITED)
                                        FROM INCEPTION          DECEMBER 31,           FOR THE NINE
                                      OCTOBER 21, 1991 TO   ---------------------      MONTHS ENDED
                                      SEPTEMBER 30, 1998      1996        1997      SEPTEMBER 30, 1998
                                      -------------------   ---------   ---------   ------------------
OPERATING ACTIVITIES
  Net loss..........................      $(2,128,537)      $(558,211)  $(572,506)      $(342,205)
  Amortization and depreciation.....           29,482           6,511       5,862           4,782
  Changes in operating assets and
     liabilities:
     Increase in prepaid services...           (1,024)
     Increase in organizational
       costs........................           (1,860)           (488)
     (Increase) decrease in offering
       costs........................               --         (10,551)     32,051
     (Increase) decrease in stock
       subscription.................                           20,000     (53,000)         53,000
     Increase (decrease) in accrued
       expenses.....................            7,750          23,794      14,047         (30,091)
     Increase in accrued interest
       payable......................          358,803          85,863      96,062          68,285
     Decrease in intangible
       assets -- project costs......           19,750                      19,750
     Decrease in other
       liabilities..................                             (100)
                                          -----------       ---------   ---------       ---------
Net cash used in operating
  activities........................       (1,715,636)       (433,182)   (457,734)       (246,229)
INVESTING ACTIVITIES
  Investment in CVT Corporation of
     America........................          (12,000)
  Investment in joint ventures and
     stocks.........................          (56,824)        (32,088)
  Investment in subsidiaries........          (34,036)        (10,912)
  Acquisition of equipment..........          (52,505)        (12,637)     (8,163)
  Acquisition of properties.........          (96,966)        (43,479)     (2,605)
                                          -----------       ---------   ---------       ---------
Net cash used in investing
  activities........................         (252,331)        (99,116)    (10,768)             --
FINANCING ACTIVITIES
  Borrowings from stockholders......          318,237                                     245,500
  Proceeds for issuance of common
     stock..........................        1,855,970         502,511     480,300          89,501
  Repayment of stockholders loans...          (77,740)        (33,474)
  Loan to affiliated company........          (21,280)         (2,701)
                                          -----------       ---------   ---------       ---------
Net cash provided by financing
  activities........................        2,075,187         466,336     480,300         335,001
                                          -----------       ---------   ---------       ---------
Cash and cash equivalents --increase
  (decrease)........................          107,220         (65,962)     11,798          88,772
Cash and cash
  equivalents -- Beginning..........               --          72,612       6,650          18,448
                                          -----------       ---------   ---------       ---------
Cash and cash
  equivalents -- Ending.............      $   107,220       $   6,650   $  18,448       $ 107,220
                                          ===========       =========   =========       =========
Supplemental Disclosures of Cash
  Flow Information:
  Cash paid for interest............      $   177,626       $  53,999   $  43,803       $  36,612
                                          ===========       =========   =========       =========
  Noncash financing transaction:
     Value of Studio City shares
       issued for services..........      $     3,647       $     171   $     114       $      --
                                          ===========       =========   =========       =========


   The accompanying notes are an integral part of these financial statements.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998

NOTE 1 -- ORGANIZATION, BACKGROUND INFORMATION AND BASIS
OF PRESENTATION

  Organization and Background Information

     STUDIO CITY INCORPORATED HOLDING (the Company) was incorporated in the State of Florida on October 25, 1991 as Studio City Incorporated. Prior to incorporation, pre-incorporation operations commenced in February of 1991. The Company is engaged in asset development, business management, production and post-production studio operation, motion picture studio operation, tourist attraction operation, the development of motion pictures for theatrical exhibition, for television (i.e. network, cable, pay-per-view, etc.) and home video, and in the development, production, and distribution of printed publications. The Company owns a significant number of intellectual properties and has a partial interest in other intellectual properties.

     FAWNSWORTH INTERNATIONAL PICTURES CORPORATION (FIPC) was incorporated in the State of Florida on October 21, 1991. Prior to incorporation, pre-incorporation operations commenced in February of 1991. FIPC is a full service motion picture and television production and distribution company. As a result of the stockholders of FIPC receiving 491,150 shares of common stock of Studio City with a par value of $1.00 in exchange for their ownership in the shares of FIPC, FIPC became a wholly owned subsidiary of the Company on October 18, 1992. The Company owns 100% of the voting stock of FIPC.

     Prior to the stock exchange and transfer, the stockholders of Studio City Incorporated voted unanimously to increase the amount of common stock authorized from 1,000,000 shares to 1,500,000 to accommodate the exchange with FIPC stockholders. The end result was that Studio City, Incorporated became the parent company of FIPC (a wholly owned subsidiary) with both companies being developmental stage companies. In a unanimous vote of the stockholders of the Company, it was voted to change the name of the Company to Studio City Incorporated Holding, which also operated under the name SCI Holding.

     In a unanimous vote of its stockholders, the Company was instructed to execute a stock split to fully dilute the stock of the Company. The 100 to 1 stock split was executed on March 1, 1993. On that date, the total authorized common stock of 150,000,000 shares includes all of the stock authorized including 500,000 shares reserved under the Company's Employee Incentive Stock Option Plan. The common stock of the Company originally had a par value of $1.00 per share and was amended to $.01 per share at the time of the stock split. Subsequent to the stock split, the par value has again been amended to reflect the par value at $.0001 per share, and this is the par value per share for each of the subsidiaries subsequently formed.

     Realizing the necessity for expansion, the Company created another subsidiary, POC-IT PUBLISHERS, INCORPORATED (Poc-It). Poc-It was incorporated in the State of Florida on May 3, 1993. The Company owns 100% of the voting stock. This subsidiary was created to assemble, acquire, produce and publish various literary properties owned by Studio City Incorporated Holding.

     On December 14, 1993, the Company entered into an agreement to acquire 77.5% of CVT CORPORATION OF AMERICA (CVT), an inactive New York based public company. The cost of the stock was $12,000 plus the Company assumed certain debts. The purpose of this acquisition was as follows: (i) to reactivate the operations of CVT after a subsequent reorganization, (ii) prepare CVT for a merger, (iii) merge the Company into CVT, thus becoming Studio City Holding Corporation, a New York public company, (iv) prepare the merged entity for SEC and NASD registration, and (v) prepare the merged entity for a Secondary Offering.

     The Company and its subsidiaries are in the developmental stage and have not generated significant revenues. In addition, the development of commercial products using the Company's proprietary technology and inventory of intellectual properties have not been completed and will require significant additional

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 1 -- ORGANIZATION, BACKGROUND INFORMATION AND BASIS
OF PRESENTATION -- CONTINUED
financing. There is no assurance that commercially successful products will be developed and that the Company will achieve a profitable level of operations.

     Realizing the necessity to develop certain intellectual properties and assets through the expansion of operations, the Company created six subsidiaries in 1994. They are as follows:

     The Company formed POC-IT COMICS, INCORPORATED on March 29, 1994 as a Florida corporation. The Company owns 96.93% of the voting stock. Poc-It Comics has three comic book franchises for development -- "THE EARTH WARRIORS" created by Larry Faw; "MAGNET MAN" created by Paul Piterski; and "SHADOW RAVEN" created by Frank Zanca. Poc-It Comics owns literary properties, as well as character artwork. The first comic book -- SHADOW RAVEN PREMIER EDITION was distributed in May 1995.

     The Company formed ZWEIG KNIGHTS PUBLISHING CORPORATION on March 29, 1994 as a Florida corporation. The Company owns 64.30% of the voting stock. Zweig Knights Publishing owns twenty six literary properties for future development and publication. On November 11, 1997, Zweig Knights published its first in a series of "Limited First Editions", The Nicholas Stories: The Boy With A Wish. The second book of The Nicholas Stories series, The First Flight of St. Nicholas, is scheduled for release on November 1, 1998, and the third book in the series, The Maiden Voyage of Kris Kringle, is scheduled for release on October 1, 1999. An animated television special of The Nicholas Stories: A Holiday Classic is currently in pre-production.

     The Company formed The INTERNATIONAL CHILDREN'S TELEVISION NETWORK, INCORPORATED on April 14, 1994 as a Florida corporation. The Company owns 99.96% of the voting stock. The International Children's Television Network has fifteen literary properties, which is the equivalent of twelve hours of children's programming.

     The Company formed STUDIO CITY AMUSEMENTS, INC. on November 10, 1994 as a Florida corporation. The Company owns 100% of the voting stock. Studio City Amusements owns two theatrical musical productions entitled "SLICING UP THE BIG APPLE" and "TINTYPES ON AN INTERGALACTICAL STAGE". Studio City Amusements purpose is to develop and manage entertainment properties, and to develop and produce Specialty Entertainment Projects.

     The Company formed NON-EXISTENT MAJOR LEAGUE FANTASY SPORTS ASSOCIATION, INCORPORATED on November 10, 1994 as a Florida corporation. The Company owns 100% of the voting stock. Non-Existent Major League Fantasy Sports Association owns "The 1994 Fan's Choice Fantasy World Championship of Baseball", the first in a series of interactive radio and television fantasy sporting events. This satirical 12 hour long radio play of a "fantasy world series of baseball" was completed December 1, 1994 and is now ready for radio broadcast and/or distribution.

     The Company formed ZINGRR N-2-AKTIV TELEVISION NETWORK, INC. on November 22, 1994 as a Florida corporation. The Company owns 94.95% of the voting stock. Zingrr N-2-Aktiv was created to serve as a partner in development, creation, maintenance and programming of FCC Licensed Wireless Cable Stations and Systems.

     The following seven subsidiaries were formed subsequently for the purposes of diversification and expansion. They are as follows:

     The Company formed QUAGGA ENTERTAINMENT CORPORATION on March 30, 1995 as a Florida corporation. The Company owns 93.33% of the voting stock. Quagga is in the development stage and is engaged in the exploitation of motion picture and television properties including the creation of revenue streams and profits

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 1 -- ORGANIZATION, BACKGROUND INFORMATION AND BASIS
OF PRESENTATION -- CONTINUED
from captive intellectual and franchiseable properties. These activities would include creating products for television, theatrical release, spin-off book products, and ancillary spin-offs.

     The Company formed ACCINEMATRON RELEASING CORPORATION on September 13, 1995 as a Florida corporation. The Company owns 100% of the voting stock. Accinematron was created to coordinate the distribution of various product lines which include films, television programming, videocassettes, audio products, and ancillary merchandise.

     The Company formed THE MAGIC SHOP, INC. on October 7, 1995 as a Florida corporation. The Company owns 100% of the voting stock. The Magic Shop was created to serve as a production center and business incubator for entertainment related companies.

     The Company formed ZOLLIPE CYBERSPACE CORPORATION on June 14, 1996 as a Florida corporation. The Company owns 100% of the voting stock. Zollipe was created to develop computer programming and software for interactive games and information from both the CD-ROM platform and worldwide web.

     The Company formed ZZOONZUIT, INC. on June 14, 1996 as a Florida corporation. The Company owns 100% of the voting stock. Zzoonzuit was created to design and manufacture a new line of beachwear, swimwear, and athletic clothing.

     The Company formed XENOMORPH DIGITAL POST, INC. on June 14, 1996 as a Florida corporation. The Company owns 100% of the voting stock. Xenomorph was created to be a digital broadcast and video post-production center and on-line producer of television programming.

     The Company formed PRO-SPORTS ENTERTAINMENT GROUP, INC. on November 1, 1996 as a Florida corporation. The Company owns 100% of the voting stock. Pro-sports was created as a motion picture and television production group to produce entertainment products focused on minority role models.

  Basis of Presentation

     The consolidated financial statements include the accounts of Studio City Holding Corporation, and all subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     These consolidated financial statements have been prepared to comply with disclosure requirements of Securities and Exchange Commission Regulation S-X and conform to S-B format.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Office Furniture and Equipment: Office furniture and equipment is stated on the basis of cost. Depreciation is computed by the straight-line method over useful lives of 5-10 years.

     Organization Costs: Costs to organize the corporations have been capitalized and are stated on the basis of cost. Amortization is computed by the straight-line method over 60 months.

     Offering Costs: As discussed in Note 16, Quagga incurred specific incremental costs in connection with a proposed Securities Act of 1993 Regulation D-504 offering. These offering costs were expensed in 1997 due to the expiration of the offering on April 12, 1997.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Earnings (Loss) Per Common Share: Basic Earnings (Loss) Per Share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted Earnings
(Loss) Per Share is computed the same as Basic but also giving effect to all dilutive potential common shares such as options, warrants and convertible preferred stock. However, the computation of Diluted Earnings (Loss) Per Share does not assume conversion of any potential common shares if that has an antidilutive effect on earnings per share. Since there is a loss from operations, Diluted Earnings (Loss) Per Share is computed the same as Basic Earnings (Loss) Per Share. This is computed by dividing the net loss by weighted average number of common shares outstanding during the year. The Earnings (Loss) Per Share are as follows:

                  YEAR                     NET LOSS   WEIGHTED AVERAGE SHARES   LOSS PER SHARE
                  ----                     --------   -----------------------   --------------
1998.....................................  $342,205          31,042,751            $(.0110)
1997.....................................  $572,506          30,950,955            $(.0185)
1996.....................................  $558,211         146,650,000            $(.0038)
1995.....................................  $316,578         141,225,000            $(.0022)
1994.....................................  $172,174         145,703,500            $(.0012)
1993.....................................  $ 73,409         144,038,550            $(.0005)
1992.....................................  $ 57,999           1,071,101            $(.0541)
1991.....................................  $ 35,455             784,000            $(.0452)

NOTE 3 -- INTANGIBLE ASSETS AND RELATED OBLIGATIONS

     Intangible assets consists of ownership of and rights to a significant number of literary properties.

     In October 1991, the date of incorporation of the Company and FIPC, stock was issued for rights to several literary properties. 750,000 shares of Studio City Incorporated Holding stock and 400,000 shares of Fawnsworth International Pictures Corporation were issued at $1.00 per share in exchange for property rights and exploitation. The recorded amount of these intangible assets for the years 1991 and 1992 was zero based on the predecessor's cost. Larry D. Faw, majority stockholder, was the predecessor owner. The total price of $1,150,000 has been reflected in the 1991 and 1992 financial statements as a reduction in equity, specifically as a special distribution to stockholder.

     Purchase Agreement: On February 16, 1993, the Company entered into an agreement to acquire the direct ownership of various intellectual properties in the amount of $7,226,000, which included 72 motion picture properties, 4 television pilot properties, 48 books for publication, 4 inventions, 1 franchise program and 1 Specialty Product Design and marketing program. The Company's Purchase Agreement for these properties included an obligation in the form of a promissory demand note in the amount of $1,554,027 payable to Larry D. Faw, the majority stockholder. In addition, the Company granted to Larry D. Faw warrants with the option to purchase 5,000,000 shares of common stock, which was considered to be partial payment under the Purchase Agreement. These warrants are exercisable at $1.00 per share at a maximum of 25% per year beginning the first anniversary of the effective date of the grant and continues until one of the following occurs: (i) to the year 2003, or, (ii) when all warrants have been exercised, or, (iii) all rights to such warrants have been terminated in a mutually agreed upon written agreement.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 3 -- INTANGIBLE ASSETS AND RELATED OBLIGATIONS -- CONTINUED
     The Purchase Agreement additionally provided for the requirement that 51% of the Company's preferred stock be issued to Larry D. Faw. The amount of preferred stock was later decreased to 1,000,000 shares of redeemable convertible and callable preferred B stock, with each share of preferred stock being entitled to noncumulative dividends at 6% annual rate upon declaration of the Board of Directors.

     The preferred stock was recorded in the amount of $671,973, which was the purchase price of the assets less the amount attributed to the promissory demand note and the common stock warrants.

     The Company, as part of the Purchase Agreement issued 1,000,000 shares of its preferred B stock on February 15, 1995. The preferred stock can be converted to common stock at market price, or, callable at any time by the Company at a fixed price of $50 per share for preferred B stock and $105 per share for preferred A stock, or in parts, on or after February 16, 1996, and will be redeemable and/or callable until February 16, 2006.

     In summary, the Purchase Agreement includes the $1,554,027 promissory demand note, the $5,000,000 common stock warrants and $671,973 value of preferred stock for a total price of $7,226,000. Management believes this Purchase Agreement was at a significant discount which is evidenced by the Independent Valuation as discussed below in Note 3. As previously stated, the recorded amount of these intangible assets was zero based on the predecessor's cost. Larry D. Faw, the majority stockholder, was the predecessor owner. The total price of $7,226,000 has been reflected in the 1993 through 1998 financial statements as a reduction in equity, specifically as a special distribution to stockholder.

     Pre-existing Rights: Ownership of certain literary properties were transferred from the Company to its subsidiaries in 1993. Properties with a value of $600,000 were transferred to Fawnsworth International Pictures Corporation, increasing the intangible asset value from $400,000 to $1,000,000 (note: properties were purchased in 1993 for $100, increasing intangible assets to $1,000,100) and increasing its additional paid-in capital from $433,880 to $1,033,880. Properties with a value of $1,200,000 were transferred to Poc-It Publishers, Incorporated in exchange for its common stock. After these transfers, the Company's intangible assets were $5,026,000. Incidental costs have subsequently been incurred increasing the asset costs.

     The purchase price of the intangible assets acquired from the majority stockholder, Larry D. Faw, was determined by Industry Standards (i.e. Union Minimums as detailed in the Writers Guild of America 1992 Minimum Basic Agreement as collectively bargained with the Alliance of Motion Picture and Television Producers, Producers Guild of America, Directors Guild of America, and all other signatory union business franchise valuation methods, and other similar industry standards for product and merchandise development).

     Independent Valuation: In 1995, the Company engaged a major U.S. investment banking firm to conduct an analysis of the Companies' intellectual properties as an independent third party consultant. This Independent Valuation was in direct response as a requirement of the Securities and Exchange Commission's Chief Accounting Office. This Independent Valuation was prepared as a Preliminary Valuation prior to a public offering and was created as an internal document, which due to its sensitive contents, has been made available to the Securities and Exchange Commission as a confidential sealed document. The Preliminary Independent Valuation was prepared through the following:

     (1) Independent Research: (a) the investment banker's Research Analysts Reports, (b) Standard & Poor's Industry Surveys, (c) Mergers and Acquisitions from Securities Data Corporation, and, (d) financial reports from publicly traded media holding companies and motion picture/television production companies.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 3 -- INTANGIBLE ASSETS AND RELATED OBLIGATIONS -- CONTINUED
     (2) Industry Guidelines.

     (3) Analysis of the Collective Bargaining Agreements: The 1992 Writers Guild of America-Alliance of Motion Picture & Television Producers Theatrical and Television Basic Agreement, Amended and Effective May 2, 1992 through May 1, 1995; and the 1995 Writers Guild of America-Alliance of Motion Picture & Television Producers Theatrical and Television Basic Agreement, Amended and Effective May 2, 1995 through May 1, 1998, and ratified and amended on May 2, 1998 through May 1, 2001. All of which are Collective Bargaining Agreements under the auspices of the National Labor Relations Board.

     (4) Management Interviews.

     The Preliminary Valuation Summary was prepared utilizing two valuation methodologies for 22 of the Companies' intellectual properties: (1) Cost Approach projected as $9,700,000 and, (2) Discounted Cash Flow projected as $46,000,000. Based on the two methodologies, the preliminary value achieved was $9,659,980 for 22 intellectual properties having a projected costs/obligations/value of $439,090 for each of the 22 intellectual properties. At the time of the Independent Valuation, Studio City Holding Corporation and its subsidiaries owned 152 intellectual properties, the majority of which were not utilized in calculations of the Preliminary Valuation.

     Contingent Liabilities-Collective Bargaining Agreement: Studio City Holding Corporation, Fawnsworth International Pictures Corporation, the International Children's Television Network, Incorporated, and Zingrr N-2-Aktiv Television Network, Inc. are registered signatory companies to the 1995 Writer's Guild of America-Alliance of Motion Picture & Television Producers Theatrical and Television Basis Agreement ("MBA"), Amended and Effective May 2, 1995 through May 1, 1998. Studio City Holding Corporation and its subsidiaries are exclusively represented by the Alliance of Motion Picture & Television Producers, Inc. The collective bargaining agreement is under the auspices of the National Labor Relations Board and is deemed to be a contingent liability for Studio City Holding Corporation and its subsidiaries in regards to all literary properties owned by the companies for development and/or sale. All aspects of intellectual properties represented by the "MBA" have been tabulated and have pre-set financial obligations that pass through to the Company and/or other type of ownership, and, directly passes through to any and all purchasers of the intellectual properties. The contingent liabilities, requisite costs, and expense calculations as determined under the 1995 "MBA" are restrictive and compliance is dictated by law.

NOTE 4 -- INVESTMENT IN JOINT VENTURE AND STOCK

     The Companies currently own (in entirety) literary properties whose "replacement cost/value" and/or "1995 Minimum Basic Agreements" contingent liabilities/obligation and/or associated direct pass-through costs for production and distribution are tabulated under the Agreement as of December 31, 1996 as $811,931 per intellectual property. Studio City Holding Corporation and its subsidiaries current portfolio of intellectual properties are required to comply with all of the aspects pertaining to the collective bargaining agreement in its most current form, and, those contingent liabilities pass through to the owner of record.

     This investment represents costs of $6,823 paid by FIPC on behalf of Florida Screen Gems Partners, a partnership of which the FIPC is a partner. The Partnership is in the development stage. The Company has also invested in two Corporations -- Environmental Production Systems and Florida Film Investment Company. These investments are recorded at cost for a total of $50,000.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 5 -- PREPAID SERVICES

     The Company and FIPC issued common stock to several individuals in exchange for future services and expertise. The asset values recorded were determined by management.

NOTE 6 -- OFFICE FURNITURE AND EQUIPMENT AND NOTE PAYABLE-STOCKHOLDER

     At the time of incorporation in October 1991, FIPC acquired office furniture and equipment from a stockholder, Genevieve Faw in the amount of $13,600. The Company became indebted for this amount plus $1,520 for supplies that was expensed in 1991. Therefore, the total liability to the stockholder for this transaction was $15,120 since 1991. In 1994 the liability was satisfied.

     In 1995, the Company and Poc-It Comics acquired office furniture and equipment. In 1996 and 1997, the Company acquired additional office furniture and equipment. Office furniture and equipment is recorded at cost, less accumulated depreciation. The provision for depreciation is computed on the straight-line method over the estimated useful lives of the assets which range from 5 to 7 years.

NOTE 7 -- NOTE PAYABLE-STOCKHOLDER

     As discussed in Note 3 above, the Company became obligated under the Purchase Agreement to its majority stockholder, Larry D. Faw. The promissory demand note is dated the date of the Purchase Agreement, which is February 16, 1993. The promissory demand note contains the following provisions: (i) due upon demand, (ii) payments may be made at any time, and (iii) a balloon payment is due on February 16, 1995. The note has an initial annual interest rate of 2%. On February 16, 1995, the note became due and subsequently was extended for six months at an annual interest rate of 9%. Since August 16, 1995, the note has been extended six times through February 16, 1999. No principal payments have been made on this note, but partial interest payments have been made in 1995, 1996, 1997 and 1998 Accrued interest on this note was $358,803 as of September 30, 1998, and $290,518, $194,456, $108,593, $58,158 and $27,078 as of December
31, 1997, 1996, 1995, 1994 and 1993 respectively.

NOTE 8 -- RELATED PARTY TRANSACTIONS

     In February of 1991, both the Company and FIPC started incurring pre-incorporation expenses that were expensed by the companies and were paid by its majority stockholder, Larry D. Faw. This practice has continued through the present and both companies have reimbursed the stockholder for these expenses.

     The nature of these expenses were automobile expense, office rent expense, telephone expense, office supplies expense and other operational expenses. These expenses were corporate expenses that were paid by the majority stockholder, Larry D. Faw and charged to the companies. The Company incurred automobile expenses and reimbursed Larry D. Faw at the mileage rates as prescribed by the Internal Revenue Service. Additionally, the Company incurred office rent and utilities and reimbursed Larry D. Faw $500 and $84 per month respectively. Additional expenses were incurred and reimbursed to Larry D. Faw such as telephone expenses, office supplies, and other operational expenses.

     As discussed in Note 3, the Company acquired various intellectual properties from the majority stockholder, Larry D. Faw, for $7,226,000 in exchange for a promissory demand note, preferred stock and warrants to purchase common stock at a fixed price.

     The Company executed a statutory merger with CVT Corporation of America (name changed to Studio City Holding Corporation) on July 1, 1996 with Studio City Holding Corporation (a New York Corporation) being the surviving entity. Subsequently, the operations of Studio City Incorporated Holding (a Florida Corporation) were wound up and the corporation dissolved. (See Note
17 -- Merger).

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 9 -- STOCKHOLDERS' EQUITY

  Common Stock and Preferred Stock

     Studio City Holding Corporation immediately after the Merger and as of December 31, 1996 (See Note 17) had 150,000,000 shares authorized, issued and outstanding with a par value of $.01 per share. Upon the Merger, Larry D. Faw, the principal stockholder converted 100,000,000 shares of common stock into 10,000,000 shares of Class A Preferred Stock and 10,000,000 shares of common stock into 1,000,000 shares of Class B Preferred Stock. Additionally, the former stockholders of CVT exchanged their shares for 9,123,250 shares of common stock. Additionally, some shareholders elected the option to exchange their common shares for Class B Preferred Stock (10 shares of common for 1 share of Class B Preferred Stock). 18,258,340 shares of common stock were exchanged for 1,825,834 shares of Class B Preferred Stock. Additional shares of common were issued during 1997. As of September 30, 1998 and December 31, 1997, there were 31,057,001 and 31,028,500 shares issued and outstanding. The par value was amended to $.002 per share.

     As discussed above, Larry D. Faw, the principal stockholder, converted common stock into 10,000,000 shares of Class A Preferred Stock. This is the amount of shares issued and outstanding as of September 30, 1998 and December 31, 1997. The par value is $.0001 per share.

     As discussed above, Larry D. Faw, the principal stockholder, converted common stock into 1,000,000 shares of Class B Preferred Stock. He previously had 1,000,000 shares prior to this conversion. Additionally, other stockholders exchanged common stock for 1,825,834 shares of Class B Preferred Stock. As of September 30, 1998 and December 31, 1997, there were 3,825,834 shares issued and outstanding. The par value is $.0001 per share.

     Fawnsworth International Pictures Corporation has 500,000 shares authorized. The par value is $.01 per share. There were 491,150 shares issued and outstanding as of December 31, 1997 with Studio City being the registered beneficial owner.

     Poc-It Publishers, Incorporated has 10,000,000 shares authorized, issued and outstanding. The par value is $.0001 per share.

     Poc-It Comics, Incorporated has one class of common stock and it is voting (one share, one vote). The par value is $.0001 per share with 10,000,000 authorized. 10,000,000 shares are issued and outstanding. Poc-It Comics has 5,000,000 shares authorized, issued and outstanding of Class A Preferred Stock at $.0001 par value per share which is callable, voting and convertible to common. There are also 5,000,000 shares authorized, issued and outstanding Class B Preferred Stock at $.0001 par value per share which is non-voting with preferential dividends.

     Quagga Entertainment Corporation has one class of common stock and it is voting (one share, one vote). The par value is $.001 per share with 10,000,000 shares authorized and 7,000,000 shares issued and outstanding. Quagga has 5,000,000 shares of Class A Preferred Stock authorized, issued, and outstanding. The par value of the Class A shares is zero. The Class A shares (1) are voting -- one share, one vote (2) receive no dividends (3) are not convertible
(4) are not redeemable (5) are callable at $25.00 per share.

     Quagga has 5,000,000 shares of Class B Preferred Stock of which 2,500,000 are issued and outstanding. The par value of the Class B shares is zero. The Class B shares (1) are non-voting (2) have special dividend rights based on earnings (3) have the initial price of $6.00 (4) have a fixed dividend of 12% per annum based on earnings (5) are callable at $7.50 per share after the first year's dividend (6) are callable after 3 years at $10.00 per share (7) are convertible to common (8) have preferential liquidation treatment above all other shares. Additionally, Quagga has 500,000 shares of Class C Preferred Stock, however, no shares have been issued. The par value of the Class C shares is zero. The Class C shares (1) are non-voting (2) have special

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 9 -- STOCKHOLDERS' EQUITY -- CONTINUED dividend rights based on earnings (3) have the initial price of $2.00 (4) are callable any time after issuance for $2.00 for a period up to two years (5) are callable for $2.50 after two years (6) are convertible to common after three years on a one to one basis (7) have preferential liquidation treatment over common stock and Class A Preferred stock.

     All other entities presented in these financial statements other than those referred to above in this note, have one class of common stock and it is voting (one share, one vote). The par value is $.0001 per share with 10,000,000 authorized, issued and outstanding. There are 5,000,000 shares authorized, issued and outstanding each of Class A and B Preferred Stock at $.0001 par value per share. Class A is voting and convertible to common and Class B is non-voting with preferential dividends.

NOTE 10 -- TRADEMARKS, COPYRIGHTS AND LICENSES

     The Company uses its own and licensed trademarks from its subsidiaries for spinoff product development and merchandising from its various intellectual properties. The Company owns 126 copyrights and will seek patents for 4 products. Additionally, the Company will be purchasing new products and literary properties for development, and/or, enter into joint ventures for the development of intellectual properties or consumer products. Each such instance will be earmarked by distinct contractual requirements and obligations by the Company.

NOTE 11 -- EMPLOYEES, EMPLOYMENT AGREEMENTS AND EMPLOYEE
          BENEFITS

     The Company has had no full-time employees from inception to date except for Quagga Entertainment Corporation during 1995. The Company has had contractual relationships with independent contractors. Operations are managed by officers, directors, and stockholders who receive no monetary compensation. The Company has had no employment agreements with key officers from inception to date. However, the Company anticipates entering into employment agreements with key personnel and intends to obtain key-man insurance when the Company emerges from the development stage.

     The Company does maintain a medical reimbursement plan whereby the majority stockholder, Larry D. Faw, is reimbursed for his medical costs. This does not include any other family members.

NOTE 12 -- ADDITIONAL CONTINGENT PAYMENTS

     As of September 30, 1998, the Company was obligated to make future contingent payments under research and development contracts, which are based upon actual utilization of certain intellectual properties in pre-publication, published or cinematic form. These contingent payments will continue for an indeterminable length of time, and will be payable in all cases at the time of funding for each respective project. Under certain of these contracts, the Company is obligated to pay royalties ranging from 1.5% to 5% of the gross net profits which are distributable from the commercialization and merchandising of these properties.

     The Company has agreements with various individuals who will receive funds from the initial distribution proceeds from the exploitation of certain literary properties. These amounts are uncalculable because they are

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 12 -- ADDITIONAL CONTINGENT PAYMENTS -- CONTINUED percentage rights in individual properties which are identified in the Company's unaudited financial statements and inventory analysis. These contracts and percentage rights are as follows:

     For the motion picture property "Bawdyhouse Bandits":

Frederick G. Spriggs...................................  1% profit participation
Norman T. Godheim......................................  1% profit participation
Heflar Family Trust....................................  2% profit participation
Darlene C. Barror......................................  1% profit participation
Suzanne Quinonez.......................................  1% profit participation
Genevieve H. Faw.......................................  2% profit participation

     For each of the following motion picture properties -- "Return To Treasure Island", "Bad News", "TampaVice or The Comic Misadventures of Nipit and Budd", "Mistaken Identity", "Love Can Kill", "Billion Dollar Bunnies", "The Love Bugs", "A Touch of Evil", "Eyes of Terror", "Rail Rider", "Swingtime", "Whooz Choice", "The War Lords", "Captain J Ride Again", "Midnight Blues", "Belle of Berry Hill", "Hells Revenge", "Vendetta", "A Miracle In Tibet", "The Junkyard Gang", "Land of the GaNodds", "So Far From My Heart", "Water Drop Series", "Damon Runyon Series", "Way Off Broadway", "Paparazzi", "Love Bugs-Television Game Show", "Fright Night", "Fountain Blue", "The Worlds Greatest Escapes", and "Seminole" -- the following contractual agreements exist: Genevieve H.
Faw -- 2%.

     For each of the following motion picture properties under option -- "Cut Throat Ridge", "The Plunderers", "The Last Glider", "Silence Awaits", "Stihlman and the Firestone", "The Orion Murders", "Battle of Buck Mountain", "A Delicate Obsession", "Seven Eleven Sorority Street", "Happy Bob", "Ghost Rider", "Teeth of Lions", "Dali", "The Hillsville Courthouse Murder Massacre", "The Last Great Adventure", "Otto", "Wheels", "Freefalling", and "Like A Butterfly," -- the following contractual agreements exist: Genevieve H. Faw -- 1%.

     For the following book rights and motion picture rights on "Cain and Abel
Revisited: The True Life Story of Earle Don Fagan, Jr."-- the following contractual agreement exists:

The E. Don Fagan, Jr. Trust.......................  $50,000 on contract to sale
                                                           $25,000 new purchase
                                                    1% net profit participation

     The Company has separate contractual royalty agreements with Genevieve H. Faw for deferred fees and royalties for each of the following inventions -- "Enviro Tools"(tm), "Boot Valet"(r), "Book Lounge"(r), and "Radius Gauge"(r). The following contracts exist: Genevieve H. Faw -- 1% royalty per number sold.

     The Company has separate contractual agreements for royalties for books under the research and development phase of the Company's wholly owned subsidiary, Poc-It Publishers, Incorporated. All of the following book titles in each series have royalty fees -- "Reward Series" (13 titles), "The Poc-It Mania Series" (11 titles), "Self Help Manuals" (11 titles), and "Contemporary Career Guide Series" (10 titles): The following contracts exist: Genevieve H. Faw -- 1% royalty per number sold.

     There are separate contractual agreements in connection with the assignment of Artistic Property Agreement between Fawnsworth International Pictures Corporation and Michael Fields for ownership rights of original art for 4 comic books characters created by Larry D. Faw. These 4 characters are "Taren", "Mercer", "Shrieve", and "Quant", all from the "Earth Warrior" series. Poc-It Comics, Incorporated issued 10,000 shares of common stock to Michael Fields in addition to $100 cash per contract -- $400 total.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 12 -- ADDITIONAL CONTINGENT PAYMENTS -- CONTINUED
Additionally, Fields is to receive a flat fee of $5,000 for each agreement payable when and if the art design is utilized in the production of a movie or animation product -- $20,000 total if all character art is utilized.

     There is a separate Purchase & Profit Participation Agreement between Fawnsworth International Pictures Corporation and Paul and Brahm Piterski for the ownership of the literary rights and artwork of the comic book character "Willy the Magnet Man". Poc-It Comics, Incorporated issued 50,000 shares of common stock to Piterski in addition to $100 cash. Additionally, Piterski is to receive a $15,000 consultant/production fee at time of movie production plus 10% of the net profits generated from the exploitation of the entertainment franchise.

     There is a separate Agreement between the Company, Roger H. Hefler, Larry
D. Faw and Frank Zanca/ Wingspan Productions for the ownership rights of the literary property "Shadow Raven", which are assigned to Poc-It Comics, Incorporated. Poc-It Comics, Incorporated issued 50,000 shares of common stock and 100,000 shares of Class B preferred stock to Zanca.

     There is a separate Assignment of Artistic Property Agreement between Fawnsworth International Pictures Corporation and Calvin B. Clarke for the ownership rights of original art for the comic book character created by Larry
D. Faw. The character is "Hafro", another character from the "Earth Warrior" series. Clarke received $100 cash plus he will receive a $5,000 consultant fee if the art is utilized plus a pro rata percentage from 5% allocated to Talent Pool.

     There is a separate Assignment of Artistic Property Agreement between Fawnsworth International Pictures Corporation and Ricardo Colon for the ownership rights of original art for the comic book character "Un-named". Colon received $100 cash plus he will receive a $5,000 consultant fee if the art is utilized plus a pro rata percentage from 5% allocated to Talent Pool.

     There is a separate Assignment of Artistic Property Agreement between Fawnsworth International Pictures Corporation and Marco Antonio Nazario for the ownership rights of original art for the comic book character created by Larry
D. Faw. The character is "Sunspot", another character from the "Earth Warrior" series. Clarke received $100 cash plus he will receive a $5,000 consultant fee if the art is utilized plus a pro rata percentage from 5% allocated to Talent Pool.

     There is a separate Assignment of Artistic Property Agreement between Fawnsworth International Pictures Corporation and Melissa Polizzi for the ownership rights of original art for 3 comic book characters created by Larry D. Faw. The characters are "Marilise", "Lilian", and "Renata", triplet characters from the "Earth Warrior" series. Polizzi received $100 cash plus she will receive a $5,000 consultant fee if the art is utilized plus a pro rata percentage from 5% allocated to Talent Pool.

     There is a separate Assignment of Rights and Profit Participation Agreement between Fawnsworth International Pictures Corporation and Larry D. Faw for the licensing rights of the literary property "Earth Warriors", which consists of 12 characters. This Agreement is for a 5 year period ending October 9, 1998. Faw received no cash but did receive 50,000 shares of Poc-It Comics, Incorporated on March 29, 1994. If the rights are utilized, Faw will receive $15,000 for print format, $50,000 for motion picture and/or other multi-media plus 5% of the net profits attributable to this entertainment franchise.

     There is a separate Agreement between the Company and Harry B. Knights, the author of "The Nicholas Stories", who serves as Senior Vice-President of the Company and Chief Operations Officer of Zweig Knights Publishing Corporation, a subsidiary of the Company. The contractual obligation to Harry B. Knights was met by issuing to him 1,250,000 shares of Preferred A and 1,250,000 of shares of Preferred B stock of Zweig Knights Publishing Corporation plus 100,000 shares of restricted common stock of the Company in

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 12 -- ADDITIONAL CONTINGENT PAYMENTS -- CONTINUED
April 1994. Additionally, Harry B. Knights received a cash consulting fee of $5,000 on the 1997 production of "The Nicholas Stories".

     There is a separate pass-through Agreement between Harry B. Knights which is contingent upon the publication and/or cinematic adaptation of any of these intellectual properties. He is to receive a consultant fee and a profit participation in each of these properties.

     On July 1, 1995, the Company entered into a joint venture with Quagga Television Partners Limited Partnership for the production and distribution of low budget motion pictures and television programming. Larry D. Faw is the Managing Partner of Quagga Television Partners and is the largest contributor as a limited partner. Quagga Television Partners furnished the majority of the funding for the production of Zoo Toonz. Quagga Television Partners owns a library of video footage of exotic animals for the creation of animal music videos. As of this date, Quagga Television Partners has not licensed use of this footage.

     The Company has entered into a series of Joint Venture Agreements with Lisa Moody/Tin Woman Music, Inc. for the creation of music for the first generation of Zoo Toonz. Larry D. Faw and Quagga Television Partners Limited Partnership have contributed capital for these joint ventures. To date, 5 contractual arrangements have been made for the creation of 27 songs for the Zoo Toonz project. The songwriter has been prepaid for the creation of these songs and separate funds have been expended for the production of Recording Masters. A contingent liability passes through to the Company for any profits associated with the useage of these songs, if the songs are utilized.

     The Company had entered into an Agreement for the use of 2 puppets, Clyde and Alfred, for the utilization in volume one of Zoo Toonz, with John C. Cummings, Jr. Additional puppet footage was shot at Disney-MGM Studios, however, the footage was unacceptable. Due to contractual restrictions placed on the Company by Disney for Volume one of Zoo Toonz, the release and distribution was cancelled. The Joint Venture Agreement was terminated by John C. Cummings, Sr. on October 2, 1996.

     A Contingent Production Joint Venture was entered into by the Company with Marc Rose and Radio Cinema for the creation of various products and merchandise which could be created from the distribution and cinematic adaptation of a series of radio shows entitled "Dry Smoke and Whispers". This contingent agreement may be terminated.

     On June 17, 1996, the Company purchased the patents and trademarks for "Uncle Tuffy's French Security Window". The purchase was made between the Company and Paul Piterski, the inventor and patent owner for $2,000 in cash plus 5% of the gross profits attributable to the sale, licensing, or other profits due to the Company for the exploitation of this patented product.

     In July 1996, the Company placed a $10,000 option on the right to purchase literary properties written by science fiction writer Andre Norton. The properties which were optioned were "The Wraiths of Time" and "A New Property Adaptation From The Screenplay of The Wraiths of Time". The option still exists, however, original funding was to be realized from the public offering of Quagga Entertainment Corporation's D-504, which expired. Publishing Corporation, has entered into an Agreement to be a corporate general partner in ZK Partners Limited Partnership. This Partnership is currently being formed for the financing of an animation for "The Nicholas Stories", and is currently in the development stage.

NOTE 13 -- EMPLOYEE INCENTIVE STOCK OPTION PLAN

     On March 1, 1993, the Board of Directors adopted in Outline Form an Employee Incentive Stock Option Plan for future full time employees and officers. Under the Proposed Outline, the Company may issue options

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 13 -- EMPLOYEE INCENTIVE STOCK OPTION PLAN -- CONTINUED exercisable at the current market value (110% of current market value only to 10% or greater stockholders) up to $100,000 annually. The Proposed Plan was extended from March 1, 1998, to terminate on March 1, 2002.

     Under the Proposed Plan, any person owning 10% of the voting power of the Company is restricted from exercising his/her options to three years after the receipt of such grant. Additional stipulations are as follows: (1) options terminated or expired revert back into the Plan, (2) unpurchased option shares remain in the Plan, (3) options are only exercisable by the optionee or his/her estate, (4) options are not transferable, (5) carryover amounts from one year to the next year can not exceed 50% of the option, and (6) option shares are restricted until SEC registration.

     The Company has reserved 500,000 shares of common stock for issuance under the Proposed Plan.

     No options have been granted under the Proposed Plan from inception to date.

NOTE 14 -- INCOME TAXES

     The Company and its subsidiaries have filed separate corporate income tax returns since each corporation's inception through December 31, 1997. As of December 31, 1997, there have been no timing differences in the recognition of revenue and expense for financial reporting and income tax purposes. As of December 31, 1997, the Company and its subsidiaries each have available net operating loss carryforwards for federal and state income tax purposes (which are the same amount) that will be available to offset future

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 14 -- INCOME TAXES -- CONTINUED
taxable income of the Company. If unused, net operating loss carryforwards expire after 15 years. The loss carryforwards are summarized as follows:

                                                        YEAR LOSS   YEAR LOSS   CARRYFORWARD
                                                        INCURRED     EXPIRES       AMOUNT
                                                        ---------   ---------   ------------
Studio City Incorporated Holding......................    1991        2006        $ 15,596
                                                          1992        2007        $ 24,000
                                                          1993        2008        $ 63,543
                                                          1994        2009        $158,468
                                                          1995        2010        $309,995
                                                          1996        2011        $496,761
                                                          1997        2012        $451,266

Fawnsworth International Pictures Corporation.........    1991        2006        $ 19,859
                                                          1992        2007        $ 33,999
                                                          1993        2008        $  9,850
                                                          1994        2009        $  5,746
                                                          1995        2010        $  3,815
                                                          1996        2011        $  3,000
                                                          1997        2012        $  1,228

Poc-It Publishers, Incorporated.......................    1993        2008        $     16
                                                          1994        2009        $  7,894
                                                          1995        2010        $  1,221
                                                          1996        2011        $    258
                                                          1997        2012        $    523
Other Entities........................................    1994        2009        $     66
                                                          1995        2010        $  1,547
                                                          1996        2011        $ 57,386
                                                          1997        2012        $ 87,038

                   (This space is intentionally left blank.)

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 15 -- RENTALS UNDER OPERATING LEASES

     The Company's leasing operations consist principally of the leasing of broadcast television equipment, various computer, video and sound equipment under operating leases that expire over the next three to five years. Due to a cross default by a joint venture partner, a portion of the equipment under two of the leases was reposessed by the lessor for late payment (see note 18 regarding "Zoo Toonz"). The Company has continued making monthly payments on all lease obligations and expects to satisfy all obligations and obtain full use of all equipment under lease.

     The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997:

                  YEAR ENDING DECEMBER 31,                     AMOUNT
                  ------------------------                    --------
1998........................................................  $ 84,324
1999........................................................    83,595
2000........................................................    53,084
2001........................................................    44,199
2002........................................................     2,177
Later years.................................................         0
                                                              --------
                                                              $267,379
                                                              --------

NOTE 16 -- CHANGING ECONOMIC CONDITIONS AND SUBSEQUENT EVENTS

     From September 1995 to September 1996 Studio City Incorporated Holding entered into a "First Right of Refusal/Space Lease Agreement" with The Walt Disney Company on product produced on the Disney-MGM Studios by Studio City. The Company entered into a one year space lease/first right of refusal/production agreement to expend a minimum of $1,200,000 at the studio for its projects. The Company entered into this agreement with Disney based on an agreement with a New York investment banker taking a contractual (dated August 28, 1995) equity position of $1,200,000 in Quagga Entertainment Corporation, the production arm which was located with the Company at Disney/MGM Studios. Quagga Entertainment Corporation was to achieve total capitalization in 1996 of $8,500,000 based on a registered public offering in Connecticut. The Company was also qualified to sell the offering in the state of New York as a registered broker/dealer. The Company was represented by an investment banker/consultant in Connecticut, who contractually committed to raising Quagga's capital needs through a registered D-504 offering. Also, the Company had the option to create and market a "red herring" D-506 private placement. The Company chose "Shadow Raven", a low-budget feature motion picture, to be the first project. However, due to expanded costs associated with the contingent joint venture production partners, the project was postponed until sufficient capitalization was realized. Quagga's D-504 offering was registered in Connecticut on April 12, 1996. The investment banker was to commence the financial marketing of the offering, but failed to do so. The New York equity investor could not meet the contractual commitment. As a result, the D-504 offering expired on April 12, 1997 and the "red herring" D-506 was withdrawn as a viable funding plan. Accordingly, the offering costs of $32,051 have been expensed during 1997. With the lack of alternative financing available to the Company, the contract with Walt Disney Company expired on September 15, 1996 along with the contingent joint venture production partnerships.

     In April 1997, the Company expanded its operations by relocating to Tampa, Florida into a facility which provides a small soundstage, office operations, and edit suite. This new organization of its operations in Tampa is anticipated to increase revenue production, while providing low costs to the Company for its own projects.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 17 -- MERGER

     On June 29, 1996, CVT Corporation of America restated and amended its articles of incorporation to allow for a name change, the creation of Class A and B Preferred Stock, the reorganization of operations, and limiting the liability of its Directors and Officers. CVT Corporation changed its name to Studio City Holding Corporation (a New York Corporation). 10,000,000 shares of Class A Preferred Stock with special voting powers were created and 25,000,000 shares of Class B Preferred Stock with preferential dividends and various rights were created. The Company adopted a new set of By-Laws which streamlined its operations as a public company and adopted a set of procedures which limited the liability of its Directors and Officers.

     On July 1, 1996, Studio City Incorporated Holding (a Florida Corporation) and its subsidiaries merged with and into Studio City Holding Corporation (a New York Corporation) in a statutory merger. The merger transaction was executed in a "like kind" stock exchange, share for share of common stock of Studio City Incorporated Holding for common stock of Studio City Holding Corporation. On October 24, 1996, Studio City Incorporated Holding was dissolved, with the surviving entity being Studio City Holding Corporation. All of the assets and liabilities of Studio City Incorporated Holding and its subsidiaries were merged with and into Studio City Holding Corporation.

     As per the Merger Agreement, Larry D. Faw, principal stockholder of Studio City Incorporated Holding, was required to convert 100,000,000 shares of voting common stock of Studio City Incorporated Holding into 10,000,000 shares of Studio City Holding Corporation Class A Preferred Stock and was also required to convert 10,000,000 shares of common stock into 1,000,000 shares of Class B Preferred Stock.

     On October 29, 1997, the Company called for a name change and exchange of shares from both former CVT stockholders and Studio City Incorporated Holding stockholders. This exchange was executed in a "like-kind" share for share exchange. Additionally, all of the stockholders in the Merged Entity had the option to convert any, all, or none of their shares of common stock into Class B Preferred Stock at a ratio of 10 shares of common for 1 share of Class B Preferred Stock.

NOTE 18 -- PENDING LITIGATION

     When the merger occurred, there were no significant changes in the operations of the Company and its subsidiaries. Studio City Holding Corporation and its subsidiaries continued its operations as the merged entity. When the merger occurred, there were no significant changes in the operations of the Company and its subsidiaries. Studio City Holding Corporation and its subsidiaries continued its operations as the merged entity.

     The Company being an entertainment company is often required to defend its rights and licenses for intellectual properties that the Company either owns or serves as a joint venture partner. This type of litigation is common in the entertainment industry, and considering that the Company owns numerous intellectual properties and owns various types of licenses and joint participations in intellectual properties, it can safely be assumed that the Company will be required to defend its rights, presently and in the future.

     Currently, the Company and its subsidiary, Poc-It Comics, Incorporated, are defending their rights in the production and distribution of an entertainment franchise based on a comic book story entitled "Shadow Raven". The principals are currently attempting to resolve their issues in negotiation.

     Secondly, the Company and its subsidiary, Quagga Entertainment Corporation, are defending a challenge to the Companies' rights associated with a joint venture to create, produce, distribute and exploit an intellectual property entitled "Zoo Toonz", a joint venture where the timeliness of the creation of finished products are in question. Litigation is pending in this matter, and, it has been determined that the products will be completed without the assistance of the joint venture partner. The Company and its financial partners will seek to recoup all of its investment.

                STUDIO CITY HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      OCTOBER 21, 1991 (INCEPTION) THROUGH SEPTEMBER 30, 1998 -- CONTINUED

NOTE 19 -- LOANS FROM STOCKHOLDERS

     During 1998, various minority stockholders loaned the Company money. These unsecured, short-term (less than one year) loans accrue interest at 10% per annum. The total amount outstanding is $245,500 as of September 30, 1998.

NOTE 20 -- EQUITY SECURITIES SUBJECT TO RESCISSION

     Common stock was issued during 1996, 1997 and 1998, without compliance with registration requirements of the federal and state securities laws. As a result, these securities may have rescission rights. Accordingly, the potential rescission liability has been classified outside of permanent stockholders' equity, under the caption "Equity Securities Subject To Rescission". This amount is $432,176 as of December 31, 1996, $913,599 as of December 31, 1997 and
$1,003,100 as of September 30, 1998. The likelihood of the exercising of these rescission rights is considered to be remote, and therefore, interest has not been accrued and included as an additional liability amount. But the interest is considered to be a contingent liability of the Company and based on a 10% annual interest rate, amounts to approximately $36,000 as of December 31, 1996, $98,000 as of December 31, 1997 and $172,000 as of September 30, 1998. When the rescission rights expire, the respective amounts will be reclassified as permanent equity.

                                   APPENDIX A


                            SELLING SECURITY HOLDERS



     The name of each Selling Security Holder, any position or office held with the Company and the amount of securities owned before the offering and after the offering is complete are set forth in Appendix A. The percentages of the classes before the offering is less than one percent for all Selling Security Holders except as indicated under "Principal Shareholders," and the percentages of the classes after the offering is complete is zero (-0-) for all Selling Security Holders, assuming all securities offered are sold.

                                  APPENDIX A-1

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Harry E. Abel..............................................       3,000                 3,000
Raymond Abrams.............................................       2,000                 2,000
Edward & Milred Adelman....................................       2,000                 2,000
Farrell E. Aderholt, Jr. ..................................       5,500                 5,500
Jonathan A. Ahrens.........................................       4,188                 4,188
Dante Alberi...............................................      350,000               350,000
Peter B. Allen.............................................      100,000               100,000
Frank & Julie Amaral.......................................       2,400                 2,400
Ameritrade.................................................       2,300                 2,300
Andy & Cha-oom Ampie.......................................       5,000                 5,000
Henry R. Anderson, Jr. ....................................       2,000                 2,000
George Andeloudakis........................................       5,000                 5,000
Sam Angelo.................................................       4,000                 4,000
John G. Anselmo............................................       4,000                 4,000
Robert Anthony.............................................       6,000                 6,000
Edgar Arvelo...............................................      32,500                32,500
Chester & Ruth Badgett.....................................       4,000                 4,000
Bant Enterprises, Inc. ....................................       6,000                 6,000
Elmer A. Barce.............................................       1,000                 1,000
Darlene Calzon Barror......................................     1,000,000             1,000,000
Dovie Bass.................................................       2,500                 2,500
Marc Bear..................................................      18,000                18,000
Marcus Barth...............................................       1,000                 1,000
Alex Bekanich..............................................       1,000                 1,000
Plummer (deceased) & Marilyn Bell..........................      27,000                27,000
Lily A. Bennett............................................        500                   500
Carl Bensen................................................       2,000                 2,000
Robert Benson..............................................       4,000                 4,000
John Bevell................................................       1,000                 1,000
BHC Securities, Inc. ......................................       1,500                 1,500
John & Diane Batcha........................................       5,000                 5,000
Brad H. Bienvenu...........................................      10,000                10,000
Anthony Blandi.............................................       2,500                 2,500
Herbert Bloomenthol........................................       2,500                 2,500
John P. Boghosian..........................................       3,000                 3,000
Karon & Aimee Bondy........................................       3,300                 3,300
Domenic Borello............................................      700,000               700,000
Jon Bottone................................................      13,500                13,500
Michael Brown..............................................        400                   400
Peter A. Boudreau..........................................       2,500                 2,500
Joseph Boyan...............................................       2,000                 2,000
John L. Brine..............................................       1,500                 1,500
Don Brown & Lavon Ellerman.................................        600                   600
Joseph Burkhart............................................       4,000                 4,000
Wesley L. Burchardt........................................      27,000                27,000
David A. Buffkin...........................................       6,000                 6,000
Russell & Roselyn Burrell..................................       2,000                 2,000
Ronald R. Bussetti.........................................      422,000               422,000

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Butcher & Singer, Inc. ....................................       1,500                 1,500
Rex & Joyce Butler.........................................       2,000                 2,000
Joseph M. Campbell.........................................       6,000                 6,000
Lisa S. Carlton............................................       1,500                 1,500
Joanne Carature............................................       1,000                 1,000
Anthony Carfagno...........................................      50,000                50,000
Mindy A. Carr (custodian)..................................        100                   100
Dan & Linda Cashman........................................       4,000                 4,000
Cash Unlimited.............................................      300,000               300,000
Noel A. Casiroghi..........................................       5,000                 5,000
Carrucci Family Partners...................................      89,900                89,900
William D. Cattucci........................................      10,000                10,000
Cede & Company.............................................      832,500               832,500
Ed Cheetham................................................      10,000                10,000
Marie Chevas...............................................      10,000                10,000
* Donna B. Churchill.......................................        500                   500
* Greg Churchill...........................................      10,000                10,000
* John A. Churchill, Jr. ..................................     1,142,400             1,142,400
* John G. Churchill........................................        500                   500
* Lindsey B. Churchill.....................................        500                   500
* Steven N. Churchill......................................        500                   500
William Cianelli...........................................      20,000                20,000
Arthur Ciccone.............................................       5,000                 5,000
James M. Clancy............................................      15,000                15,000
Lena Clancy................................................      100,000               100,000
Scott Clemens..............................................      12,000                12,000
Brian Clark................................................       1,600                 1,600
Henry & Christine Coleman..................................       1,000                 1,000
Celeste Como...............................................       8,000                 8,000
Jennifer Como..............................................      16,000                16,000
Ronald A. Como.............................................      50,000                50,000
Richard Cornell............................................       1,500                 1,500
Gabrial P. Costenzo........................................       2,700                 2,700
* Courchaine Family Partnership............................      153,400               153,400
* James & Doris Courchaine.................................      10,000                10,000
James W. Courchaine........................................      126,000               126,000
Charles & Kathleen Crano...................................        700                   700
John C. Cummings...........................................      10,000                10,000
D & D Auto Sales...........................................     1,101,000             1,101,000
Mary Dabal.................................................       6,000                 6,000
Leo Darian.................................................       4,000                 4,000
Wayne Daughtridge..........................................      48,000                48,000
Randy DeFazio..............................................       1,000                 1,000
Harold & Martha Dellerman..................................       3,000                 3,000
Phillip DeMasco............................................       7,500                 7,500
Phillip J. DeMasco.........................................       5,000                 5,000
Phillip L. DeMasco.........................................       7,500                 7,500
Arthur Denfield............................................       3,000                 3,000

---------------
* Director or executive officer or affiliate or associate thereof.

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
August Dennis..............................................       2,000                 2,000
Isabel Rita Dennis.........................................      25,000                25,000
Olivia Dergis & J.C. Worthington...........................       1,000                 1,000
Neil & Sonal Desai.........................................      10,000                10,000
Barbara Deveronica.........................................        700                   700
Rose DiFabio...............................................       2,700                 2,700
Dimitri Dimitri............................................       5,000                 5,000
Joe Distefano..............................................      25,000                25,000
Francisca Y. Donahue.......................................       1,000                 1,000
William M. Donahue.........................................       1,000                 1,000
Chic Donchin...............................................       2,000                 2,000
Alison & Beth Donovan......................................        400                   400
Alison Donovan.............................................       4,800                 4,800
Michael Dooley.............................................       2,000                 2,000
Randell L. Drovdhal........................................       1,500                 1,500
William Drubel.............................................      25,000                25,000
Ralph Drum.................................................       3,000                 3,000
James & Janet Dunn.........................................      15,000                15,000
Charles & Helen Dustin.....................................       1,000                 1,000
Sherry Eden................................................        250                   250
James Edmonson.............................................       7,000                 7,000
A. G. Edwards, Inc. .......................................      24,000                24,000
Leonard & Rosemarie Eichhorn...............................        200                   200
Robert F. Ely..............................................       2,000                 2,000
Frances G. Emerson.........................................       3,000                 3,000
David & Janet Engel........................................       2,500                 2,500
Orvill K. England..........................................       1,300                 1,300
Douglas H. Erbeck..........................................       1,800                 1,800
James C. Etheridge.........................................      24,000                24,000
Harry & Theresa Evans......................................       1,000                 1,000
E.D. Fagan & J.C. Worthington..............................      50,000                50,000
E.D. Fagan & J.C. Worthington..............................      100,000               100,000
* von Falconbourg Family Trust.............................      401,277               401,277
Phyllis & Joe Farenkamm....................................      60,000                60,000
John Farrell...............................................       1,500                 1,500
* Genevieve H. Faw.........................................      925,000               925,000
* Larry D. Faw.............................................      395,000               395,000
* Larry D. Faw, Incorporated...............................     2,870,000             2,870,000
Bernard Filiac.............................................      10,000                10,000
Financial Clearing Services................................      15,900                15,900
Glen Fitzpatrick (custodian)...............................       2,000                 2,000
Fitzgerald DeArman & Roberts...............................       5,000                 5,000
Paul Flinn.................................................       3,500                 3,500
* Charles H. Flood.........................................      30,000                30,000
Anthony Formisaro..........................................       4,000                 4,000
Ralph Forte................................................      300,000               300,000
Russell & Donna Foster.....................................       4,000                 4,000
Kenneth M. Fournie.........................................       1,200                 1,200

---------------
* Director or executive officer or affiliate or associate thereof.

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
William R. Freund..........................................       5,000                 5,000
Sandra Gallman.............................................     1,000,000             1,000,000
Rene Gandelman.............................................       2,000                 2,000
Carlos Garcia..............................................      25,000                25,000
Gilbert Garcia.............................................       2,000                 2,000
James & Patrice Gauger.....................................       2,000                 2,000
Stephanie Gehring..........................................       1,500                 1,500
Jane & Santo Genovese......................................       1,000                 1,000
Vernon G. Gerdes...........................................       7,000                 7,000
Mark H. German.............................................       6,000                 6,000
Charles Gettig.............................................       2,000                 2,000
Williard & Helen Gilkerson.................................       2,000                 2,000
John Giovannucci...........................................      250,000               250,000
The Godheim Family Partnership.............................        200                   200
Norman Godheim.............................................       4,584                 4,584
Jeffrey & Susan Gold.......................................       4,000                 4,000
Leon & Evelyn Goldapple....................................       1,000                 1,000
Alan R. Golden.............................................       3,000                 3,000
Alan R. Golden.............................................       1,000                 1,000
Kathy Gomberg..............................................       2,000                 2,000
Bradley Gompers............................................       2,000                 2,000
Samuel Gompers.............................................       2,000                 2,000
Helen Gompers-Foster.......................................       2,000                 2,000
Humberto Gonzalez, Jr. ....................................      55,000                55,000
Steve Gonzalez.............................................      912,000               912,000
Joel Goodman...............................................       5,000                 5,000
Gordon Development Corp. ..................................        500                   500
Emily R. Grande............................................       1,000                 1,000
Timothy Greenwood..........................................       5,000                 5,000
John & Barbara Green.......................................       1,000                 1,000
Dorothy Grooms.............................................       2,000                 2,000
John Haer..................................................       6,000                 6,000
Kevin & Karen Hand.........................................       1,500                 1,500
Joseph & Jeanne Hanes......................................       2,000                 2,000
John C. Hanner.............................................      11,000                11,000
Rita Hansen................................................       1,000                 1,000
Roy Hansen.................................................       2,000                 2,000
Donald Harmon..............................................       2,000                 2,000
Jack & Sue Hauser..........................................       1,500                 1,500
William & Jean Hayden......................................       3,500                 3,500
Haywood Securities.........................................       5,000                 5,000
Mary I. Hearne.............................................       2,000                 2,000
Doris Hefler...............................................       1,000                 1,000
Hefler Family Trust........................................      910,100               910,100
Steve Heidmann.............................................      25,500                25,500
Robert Hood................................................       3,000                 3,000
David & Marion Hooper......................................      12,000                12,000
Linda Hyer.................................................        500                   500

---------------
* Director or executive officer or affiliate or associate thereof.

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Rachelle G. Jacover........................................       2,000                 2,000
Bill James.................................................       1,300                 1,300
Bipin & Pratibha Jhaveri...................................       1,000                 1,000
Thomas S. Jennings.........................................       8,000                 8,000
Kenneth & Elisabeth Jester.................................      15,000                15,000
Timothy Jewett.............................................       3,000                 3,000
Josephthal & Company, Inc. ................................       2,500                 2,500
Abdellattif & Hikmat Juma..................................       6,000                 6,000
Mark A. Kasrel.............................................       1,000                 1,000
James L. Kaufman...........................................       1,250                 1,250
Glen Keller/Trustee........................................       8,000                 8,000
Patrick J. Keenan..........................................      15,000                15,000
Kenny Family Security Trust................................        500                   500
Kenny Family Security Trust................................       2,500                 2,500
Thomas J. Kinney...........................................       1,000                 1,000
Firasat Khan...............................................       4,000                 4,000
* Harry B. Knights.........................................      175,000               175,000
* Harry & Elizabeth Knights................................       6,000                 6,000
Benjamin Koester...........................................       3,000                 3,000
Walter Kosic...............................................      10,000                10,000
Laurence Krasick...........................................        200                   200
Scott Krasick & Abby Bacal.................................        300                   300
Kray & Company.............................................      299,000               299,000
Anthony Labarbera..........................................       1,000                 1,000
Beverly Lamar..............................................       5,000                 5,000
Stanley & Loretta Lamble...................................       5,000                 5,000
Dori W. Lapp...............................................       4,000                 4,000
Anthony Latona.............................................       6,000                 6,000
Anthony Latona.............................................       1,000                 1,000
Cynthia Laub...............................................        200                   200
Mildred & Millicent Lecount................................       2,500                 2,500
Philip Leon................................................       1,000                 1,000
Winnona Lesher.............................................       1,000                 1,000
Alan M. Levine.............................................      400,000               400,000
Winifred & Alan Levinson...................................      10,000                10,000
Lexus International, Inc. .................................      51,100                51,100
Maurice & Gloria Lieber....................................       1,000                 1,000
Diane Limoli...............................................       1,000                 1,000
Dorthoy Lindsey............................................       1,500                 1,500
A.G. Little................................................       1,000                 1,000
Michael A. Littman.........................................       6,000                 6,000
S. Michael Long............................................        300                   300
Oscar Louik................................................       3,000                 3,000
John & Ruth Lovas..........................................        500                   500
Bill Love G.W. Garrett.....................................      11,000                11,000
Herbert Lubowsky...........................................      15,000                15,000
Joseph Lucmon/J.C. Worthington.............................       1,000                 1,000
Amy MacCallum..............................................        500                   500

---------------
* Director or executive officer or affiliate or associate thereof.

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Myra & John Mack...........................................       5,000                 5,000
Scott Mann & Mary Mahone...................................       1,500                 1,500
George & Frances Markham...................................       2,500                 2,500
Harold Markle..............................................        800                   800
Paul E. Martineau..........................................       2,500                 2,500
Steven & Barbara Marz......................................       2,000                 2,000
Andrew D. Marzano..........................................       2,500                 2,500
Juan Martinez..............................................      11,000                11,000
Larry Matthews.............................................       5,000                 5,000
Nena Maybury...............................................       5,500                 5,500
Mark J. Mazzone............................................       2,500                 2,500
James McDade...............................................        500                   500
James McDade...............................................       1,500                 1,500
Robert L. McGee............................................      140,000               140,000
Michael/Hugh McHugh (deceased).............................       2,500                 2,500
Brad McKinney..............................................        320                   320
Michael J. McKinney........................................        100                   100
Morley G. Melden...........................................       2,000                 2,000
Merrill Lynch Pierce Fenner & Smith........................      32,500                32,500
Jane A. Miller.............................................       2,000                 2,000
Mike Mirabelli.............................................       7,000                 7,000
Carl Misenheimer...........................................      12,000                12,000
Charlotte & Leroy Molitor..................................       2,000                 2,000
Lisa Moody.................................................      10,000                10,000
Morgan Olmstead Kennedy & Gardner, Inc. ...................       1,300                 1,300
Morgan Rothchild Anzo, Inc. ...............................     1,000,000             1,000,000
Raymond & Irene Morse......................................       1,000                 1,000
Olin & Rosemarie Morrison..................................       3,000                 3,000
Dominick & Marie Muggeo....................................      12,500                12,500
Eugene J. Mullen, Jr. (custodian)..........................        500                   500
Nicholas Munger, Esq.......................................      10,000                10,000
Elpidio Pete Munoz.........................................      235,000               135,000
Nicholas Stuart Munson.....................................      10,000                10,000
Grover Hulan Nasworthy, Jr. ...............................      31,000                31,000
Patrica Neenan.............................................       5,000                 5,000
Barry F. Neer..............................................      10,000                10,000
Frank Neer.................................................      10,000                10,000
* Mahrukh Neville..........................................       5,000                 5,000
* Vincent J. Neville.......................................      437,000               437,000
Cynthia Nolan..............................................       1,000                 1,000
Norsedatter Imports, Inc. .................................        500                   500
John P. O'Donnell..........................................       2,000                 2,000
Donald F. O'Neill..........................................       5,000                 5,000
Mark Ornoff................................................       5,000                 5,000
Angiolina & Bob Owens......................................       3,000                 3,000
Celesete Padgett...........................................      10,000                10,000
Mark & Karen Palermo.......................................      27,000                27,000
Gus W. Pappas..............................................       3,500                 3,500

---------------
* Director or executive officer or affiliate or associate thereof.

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Amy Parbury................................................       5,000                 5,000
Wayne A. Parker............................................       4,000                 4,000
James & Bonnie Parsons.....................................        300                   300
H. Steven Passion..........................................      10,000                10,000
Danai & Rawiwarn Pechkam...................................       5,000                 5,000
Josephine Pecoraro.........................................       6,000                 6,000
Howard Pelkey..............................................       1,600                 1,600
James J. Petroff...........................................       2,000                 2,000
Philadep & Company.........................................      20,000                20,000
Donald & Elly Pine.........................................       1,300                 1,300
Paul J. Piterski...........................................      15,000                15,000
Pittco.....................................................       4,700                 4,700
Janis & Donald Plym........................................       1,000                 1,000
Christopher & Josephine Porter.............................       3,400                 3,400
Robert W. Presley..........................................      50,000                50,000
Ernest & Cherie Previch....................................       1,500                 1,500
Pro-Tech Appliance Service, Inc. ..........................      11,000                11,000
Don & Beverly Quinn........................................       3,000                 3,000
Jeffrey F. Rahrig..........................................       2,000                 2,000
William Raisis.............................................       9,000                 9,000
Kathleen Reavey............................................        500                   500
Freda Z. Reeves............................................       8,000                 8,000
Lou Anne Reeves............................................       1,000                 1,000
Tommi Reeves...............................................       1,000                 1,000
Tommi & LouAnne Reeves.....................................      500,000               500,000
Refco Securities, Inc. ....................................       3,000                 3,000
Regional Clearing Corp. ...................................      40,500                40,500
Jill Ressler...............................................        500                   500
Retirement Accounts fbo Howard Dennis......................      49,000                49,000
Retirement Accounts fbo Charles H. Flood...................       3,000                 3,000
Retirement Accounts fbo Charles Grande.....................      38,316                38,316
Retirement Accounts fbo Robert L. McGee....................      128,962               128,962
Retirement Accounts fbo Thomas L. Rotunno..................       5,000                 5,000
Retirement Accounts fbo Etty Segal.........................      13,834                13,834
Retirement Accounts fbo Israel Segal.......................      49,305                49,305
Retirement Accounts fbo Ross Hagstoc.......................       2,000                 2,000
Anna & James Revis.........................................       1,000                 1,000
Leo Rice...................................................       2,000                 2,000
Ronald & Susan Richardson..................................       1,500                 1,500
* Andrew C. Rigrod.........................................      25,000                25,000
Rimco......................................................        400                   400
Marc Rose..................................................      10,000                10,000
Armin D. Rosencranz........................................      12,000                12,000
Seymour & Judith Rosenfield................................       1,500                 1,500
Michael Rossetti...........................................       1,000                 1,000
Doug B. Ross...............................................       1,000                 1,000
David Rotunno..............................................       6,000                 6,000
Elizabeth Rottuno..........................................       7,000                 7,000

---------------
* Director or executive officer or affiliate or associate thereof.

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Lou Rotunno................................................      40,500                40,500
Ralph Rotunno..............................................       2,000                 2,000
Thomas Rotunno.............................................       4,500                 4,500
Rodney J. Rush.............................................      60,000                60,000
Frank & Anne Russo.........................................      12,500                12,500
Leslie & Frank Orlando.....................................       1,300                 1,300
J.T. Scanlon & Philip Carroll..............................       6,000                 6,000
Joseph Scaturro............................................       2,000                 2,000
Odell Sassnett & Laura Sassnett-Furey......................      24,000                24,000
Henry G. Scheuring.........................................      112,000               112,000
Allen & Jacklyn Schmetzer..................................       1,000                 1,000
Warren C Schmidt...........................................       1,000                 1,000
W. J. Schroeder............................................       1,000                 1,000
Scinta Enterprises, Inc. ..................................       1,200                 1,200
Scottsdale Securities, Inc. ...............................       1,000                 1,000
Gilbert Scwwarting.........................................       2,000                 2,000
Sector II Corporation......................................      92,300                92,300
Alan T. Sedgwick...........................................       4,000                 4,000
Harriet N. Segal...........................................       4,000                 4,000
Roger P. Selle.............................................       2,000                 2,000
Edna Shields...............................................        500                   500
Sho Shiraga................................................       1,000                 1,000
Marc J. Shuman.............................................       6,000                 6,000
William B. Silverman.......................................       3,000                 3,000
Samual & Elizabeth Simcox..................................       2,000                 2,000
Carl Sims..................................................       1,200                 1,200
Boreen Sisolak.............................................       5,000                 5,000
Smith Barney, Inc. ........................................      30,000                30,000
Dallas Smith...............................................      13,000                13,000
Eugene F. Smith............................................      500,000               500,000
George Smith...............................................       3,000                 3,000
Stephen & Harold Solin.....................................       1,500                 1,500
John Sosinski..............................................       3,300                 3,300
Edwin & Blanch Sossong.....................................      10,000                10,000
Spear Leeds & Kellogg......................................        500                   500
* Wallis M. Spence.........................................      25,000                25,000
Frank & Jeannette Spiegel..................................       5,000                 5,000
Fredrick Spriggs...........................................      301,158               301,158
Susan Stanton..............................................       1,500                 1,500
Donna Stacy & Travis Vonderhaar............................       1,000                 1,000
Alvin Starke...............................................       2,000                 2,000
Thomas H. Steele...........................................       4,000                 4,000
Harry Stevenson............................................       2,500                 2,500
John T. Stone..............................................       5,000                 5,000
Gary Stratton..............................................      12,000                12,000
Bernard C. Stritt..........................................      600,000               600,000
Kurt & Pam Stumpferrnagel..................................       2,000                 2,000
Stutz Motor Car of America.................................      125,000               125,000

---------------
* Director or executive officer or affiliate or associate thereof.

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Mickey & Henry Sunier......................................       3,000                 3,000
Richard & Joyce Sutton.....................................       2,500                 2,500
Doug & Rose Swierczynski...................................       4,000                 4,000
Raymond Szulc..............................................       5,000                 5,000
John & Rose Taddeo.........................................       6,000                 6,000
Thomas (deceased) & Misaye Tanabe..........................      23,000                23,000
Thomas Tausig..............................................      10,000                10,000
Phillip J. Testa...........................................     1,001,000             1,001,000
Jean Thomas................................................      17,000                17,000
Urias & Bessie Thomas......................................       7,500                 7,500
Robert & Barbara Thrun.....................................        200                   200
John & Mary Jo Thurston....................................       1,000                 1,000
Willie & Barbara Tia.......................................       6,000                 6,000
Daryl M. Tirico............................................      80,000                80,000
Andrew Toliver.............................................       1,000                 1,000
Ken Torgerson..............................................      25,000                25,000
John Toth..................................................      100,000               100,000
Lovie Trice................................................       1,500                 1,500
Ruth Trudeau...............................................       2,000                 2,000
Mike Uttley................................................       1,300                 1,300
Kenneth Vance..............................................        520                   520
Carl Vancuren..............................................       1,000                 1,000
Manuel Vela, Jr. ..........................................      16,000                16,000
Ron Vonderhaar.............................................       2,000                 2,000
Gail Waldinger.............................................       2,000                 2,000
Jeanette M. Walker.........................................       7,500                 7,500
Wall Street Clearing/BT Alex Brown.........................        100                   100
Bruce D. Waldron...........................................        500                   500
Katsuo Watanabe............................................       7,500                 7,500
David & Lola Webster, III..................................       6,000                 6,000
David Weideman.............................................       1,000                 1,000
Michael Wells..............................................       2,000                 2,000
Gene & Millie Wendler......................................      10,000                10,000
Courtney P. Wendt..........................................       2,000                 2,000
Sheila Wessner.............................................        700                   700
David West.................................................        500                   500
* Walter Johnson Williams..................................      526,000               526,000
Charles N. Wilkinson.......................................       2,500                 2,500
Thomas F. Williamson.......................................        800                   800
Mary B. Wolfram............................................       2,000                 2,000
Rebecca L. Womble..........................................       1,400                 1,400
King Wong..................................................       1,000                 1,000
Elliott Wooton.............................................       3,000                 3,000
George & Edwina Worsley....................................      50,371                50,371
John C. Worthington........................................      351,000               351,000
James Yaboni...............................................       5,000                 5,000
Bradford Yoder.............................................       2,000                 2,000
Ted Yong...................................................      20,000                20,000

---------------
* Director or executive officer or affiliate or associate thereof.

                                            COMMON STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Elmer J. Zorn..............................................           50,000              50,000
                                                                  ----------           ----------
     Total.................................................       31,282,001           31,282,001
                                                                  ==========           ==========

---------------
* Director or executive officer or affiliate or associate thereof.

                                  APPENDIX A-2

                                       CLASS B PREFERRED STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Jonathon A. Ahrens.........................................       419                    419
Dante J. Alberi............................................      15,000                15,000
Carter E. Allman...........................................       300                    300
Willie & Yvonne Baker......................................       500                    500
John & Josephine Batcha....................................      1,000                  1,000
Domenic Borello............................................      40,000                40,000
John Bottome...............................................       300                    300
Peter & Thersea Calligandes................................        50                    50
Patrick J. Campbell........................................        30                    30
John D. Carlos.............................................       200                    200
Dan & Linda Cashman........................................       700                    700
Chaffin Trust..............................................       170                    170
Walter & Ester Chapman.....................................      1,000                  1,000
George Clanton.............................................      9,500                  9,500
U.S. Clearing..............................................      4,495                  4,495
Celeste Como...............................................       200                    200
Jennifer Como..............................................       400                    400
Ronald A. Como.............................................      1,000                  1,000
David & Michelle Copeland..................................      1,500                  1,500
* Doris & James W. Courchaine..............................      25,000                25,000
D.L. & Juanita Cremeen.....................................       300                    300
Juanita Cremeen............................................       300                    300
Mary Dabal.................................................       600                    600
Dean Witter Reynolds, Inc. ................................       500                    500
Tom Delaney................................................       250                    250
Patrick & Dolores Demasco..................................       250                    250
William H. Drubel, Jr. ....................................      7,600                  7,600
James E. Edmonson..........................................       200                    200
Douglas Erbeck.............................................       170                    170
Harry & Theresa Evans......................................        40                    40
* Geneiveve H. Faw.........................................     300,000                300,000
* Larry D. Faw.............................................    1,000,000              1,000,000
* von Falconbourg Family Trust.............................    1,000,000              1,000,000
Charles H. Flood...........................................      2,000                  2,000
Ralph Forte................................................      5,000                  5,000
Stephanie Gehring..........................................       150                    150
J. W. Giovannucci..........................................      10,000                10,000
Godheim Family Partnership.................................     160,520                160,520
C. Bradley Gompers.........................................       200                    200
Samuel L. Gompers..........................................       200                    200
Helen Gompers-Foster.......................................       200                    200
Steve Gonzalez.............................................      30,000                30,000
Elenor & David Govoni......................................       300                    300
Emily R. Grande............................................       500                    500
John & Barbara Green.......................................       100                    100
Hefler Family Trust........................................     300,000                300,000

---------------
* Director or executive officer or affiliate or associate thereof.

                                       CLASS B PREFERRED STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
William C. Hoegler.........................................      6,000                  6,000
William C. Hueston.........................................       100                    100
Rachelle Jacover...........................................       200                    200
Janney Montgomery Scott, Inc. .............................       140                    140
Abdellattif & Hikmat Juma..................................       600                    600
Patrick Keenan.............................................      1,500                  1,500
* Harry B. Knights.........................................      35,000                35,000
Anthony Labarbera..........................................       500                    500
Jack Laramore..............................................       100                    100
Larko......................................................       500                    500
Anthony Latona.............................................      1,800                  1,800
Lehman Brothers, Inc. .....................................      2,500                  2,500
Alan M. Levine.............................................      10,000                10,000
Robert & Patricia Lomas....................................       300                    300
S. Michael Long............................................       130                    130
Lundgren & McCorrison......................................        90                    90
Lundrew & McCorrison.......................................        90                    90
Harold Markle..............................................       120                    120
Joe Maselli................................................       300                    300
Mike Mirabelli.............................................       300                    300
Olin & Rosemarie Morrison..................................       200                    200
National Investor Services.................................      1,000                  1,000
* Vincent J. Neville.......................................      60,000                60,000
Yoshiro & Sueko Oishi......................................       450                    450
Olivia Ortega..............................................       100                    100
John & Victoria Ortenzi....................................       400                    400
Russell V. Panchelli.......................................       250                    250
James & Bonnie Parsons.....................................        30                    30
Leo & Lois Paul............................................       300                    300
Paul J. Piterski...........................................       500                    500
Leonard Platnick...........................................        50                    50
Janis & Donald Plym........................................       100                    100
RAF Financial Corp. .......................................      3,380                  3,380
Kathleen Reavey............................................       200                    200
Tommi & Lou Anne Reeves....................................      50,000                50,000
Elizabeth Rotunno..........................................       700                    700
Lou Rotunno................................................      10,000                10,000
Ralph & Patricia Rotunno...................................       200                    200
Thomas Rotunno, Sr. .......................................      1,000                  1,000
Dale E. Rue................................................       130                    130
Rodney J. Rush.............................................      1,000                  1,000
Joseph Scaturro............................................       200                    200
Henry G. Scheuring.........................................     113,800                113,800
Warren C. Schmidt..........................................       330                    330
Sector II Corporation......................................      9,230                  9,230
Harriet N. Segal...........................................       300                    300
Dennis Smith...............................................       250                    250
Stephen & Harold Solin.....................................       100                    100

---------------
* Director or executive officer or affiliate or associate thereof.

                                       CLASS B PREFERRED STOCK
-----------------------------------------------------------------------------------------------------
                                                             BENEFICIAL OWNERSHIP        MAXIMUM
                  SELLING SECURITYHOLDER                      PRIOR TO OFFERING     AMOUNT TO BE SOLD
-----------------------------------------------------------  --------------------   -----------------
Fredrick Spriggs...........................................      80,000                80,000
Thomas H. Steele...........................................       300                    300
Bernard C. Stritt..........................................      50,000                50,000
Kurt & Pam Stumpfernagel...................................      19,800                19,800
Richard & Ellen Stupak.....................................       100                    100
Phillip J. Testa...........................................     200,000                200,000
Robert & Josephine Tomasulo................................       200                    200
Kenneth H. Vance...........................................        20                    20
Mauel Vela, Jr. ...........................................      1,000                  1,000
Wall Street Clrg/BT Alex Brown.............................      3,100                  3,100
William L. Whitacre........................................      1,000                  1,000
Tim Wickman................................................       100                    100
* Walter Johnson Williams..................................     250,000                250,000
Mary B. Wolfram............................................       200                    200
John C. Worthington........................................      10,000                10,000

---------------
* Director or executive officer or affiliate or associate thereof.

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                          ------------------------------------------------------
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                          ------------------------------------------------------


     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.


                            ------------------------

                               TABLE OF CONTENTS


                                       PAGE
Prospectus Summary...................    3
The Offering.........................    3
Risk Factors.........................    4
Use of Proceeds......................    7
Determination of Offering Price......    8
Selling Security Holders.............    8
Plan of Distribution.................    8
Business.............................    8
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   14
Management...........................   16
Certain Transactions.................   18
Principal Stockholders...............   19
Description of Securities............   20
Selling Security Holders.............   21
Shares Eligible for Future Sale......   21
Legal Matters........................   21
Experts..............................   22
Additional Information...............   22
Index to Financial Statements........  F-1



     Until          , 1999 (90 days after the date of this Prospectus), all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                              STUDIO CITY HOLDING
                                  CORPORATION
                                  COMMON STOCK
                            CLASS B PREFERRED STOCK
                                   PROSPECTUS


                                        , 1999


------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

                        STUDIO CITY HOLDING CORPORATION

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation, as amended, and By-Laws of the Company, as amended, provide that the Company shall indemnify its officers and directors to the full extent permitted by the Business Corporation Law of the State of New York.

     Reference is hereby made to Section 402(b) of the Business Corporation Law of the State of New York relating to the indemnification of officers and directors, which Section is hereby incorporated herein by reference.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company. With the exception of the registration fees, all amounts shown are:


Registration fees...........................................        $20
Legal fees and expenses.....................................     75,000
Accounting fees and expenses................................    100,000
Blue sky fees and expenses (including counsel fees).........     2,500*
Printing expenses...........................................    35,000*
Miscellaneous...............................................     1,000*
          Total.............................................   $213,520


---------------
* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following sets forth certain information regarding sales of, and other transactions with respect to, securities of the Company issued within the past three years, which sales and other transactions were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act").


     During 1998 (through October 28, 1998), the Company sold shares of Common Stock to 15 individuals, 5 of whom were shareholders, for aggregate consideration of $89,501.



     During 1997, the Company sold 85,622 shares of Common Stock to 49 individuals who were either existing stockholders, or, business associates or friends or relatives of affiliates, at $5.00 per share for net proceeds to the Company of $473,052. Also during 1997, 69,429 Units were issued to 4 individuals as compensation for services rendered. During 1996, 1,917 shares of Common Stock were issued to an individual for services rendered, 17,500 Units were issued to another individual as compensation for services rendered and 2,000 Units were issued to another individual in repayment of a loan of $ 8,371. No commissions or fees were paid in these transactions. Each Unit consisted of one share of Common Stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.00 and is exercisable until December 31, 1999. See "Description of Securities -- Warrants."



     During 1996, the Company sold shares of Common Stock to 34 individuals, 17 of whom were shareholders, for aggregate consideration of $432,176.


     In May 1996, the Company paid consulting fees of $600 to Harry B. Knights, Senior Vice President, to create a financial marketing plan for Zweig Knights Publishing Corporation, a majority owned subsidiary; in connection with this plan 1,000 shares of Common Stock were sold to an individual at $5 per share; no commissions or fees were paid.


     The foregoing securities were issued without registration in reliance upon exemptions the Company mistakenly believed available at the time of issuance, including those afforded by Section 4(2) or Rules 505 or 506 of Regulation D of the Securities Act, based upon the following factors: (i) the issuance of the securities was to a limited number of persons; (ii) such persons were given access to all available financial and other information, (iii) such persons were sophisticated and experienced investors, (iv) such persons represented that they were acquiring the securities for investment and not with a view to distribution; and (v) the certificates evidencing the securities bore appropriate restrictive transfer legends.



     Effective July 1, 1996, Studio City-Florida merged with and into the Company, pursuant to the Plan of Merger. Pursuant to the Plan of Merger (i) 100,000,000 shares of Common Stock of Studio City-Florida held by Larry D. Faw, the President and Chairman of the Board of the Company, were converted into 10,000,000 shares of the Company's Class A Preferred Stock, (ii) 10,000,000 shares of Common Stock of Studio City-Florida held by Mr. Faw were converted into 1,000,000 shares of the Company's Class B Preferred Stock, (iii) 1,000,000 shares of the Class B Preferred Stock of Studio City-Florida held by Mr. Faw were converted into 1,000,000 shares of Class B Preferred Stock of the Company,
(iv) warrants to purchase 5,000,000 shares of Common Stock of Studio City-Florida were converted into warrants to purchase 5,000,000 shares of Common Stock of the Company, and (v) each of the remaining issued and outstanding shares of Common Stock of Studio City-Florida were converted into one share of the Company's Common Stock. These securities were issued without compliance with the registration requirements of the federal securities laws or any state securities laws, in reliance upon exemptions therefrom the Company mistakenly believed to be available therefor, including Section 4(2) and Rules 505 and 506 of Regulation D of the Securities Act of 1933.


     THE EXEMPTIONS RELIED UPON BY THE COMPANY MAY NOT HAVE BEEN AVAILABLE AND THE COMPANY IS EFFECTING THE REGISTRATION OF ALL ITS ISSUED AND OUTSTANDING SECURITIES IN THIS REGISTRATION STATEMENT.

ITEM 27. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

  3.1  Certificate of Amendment and Restated Certificate of
       Incorporation of the Company.
  3.2  Bylaws of the Company, as amended.
  5.1 Opinion of Gerald Weinberg, P.C., regarding the legality of the securities being registered.
 10.2  Warrant to purchase 5,000,000 shares of Common Stock.
 10.3  Agreement dated December 17, 1993, between CVT Corp. of
       America and Studio City Incorporated Holding.
 10.4 Bill of Sale and Conveyance, dated February 16, 1993, between Larry Faw and Studio City Incorporated, as amended.
 10.6 Option to Acquire Filmed Entertainment Properties, dated as of February 16, 1993, between Larry Faw and Studio City
       Incorporated.
 10.7  Agreement to Exercise Purchase Option, dated February 16,
       1995, between Larry Faw and Studio City Incorporated.
 10.8 Promissory Note to Larry Faw dated February 16, 1993 in the principal amount of $1,554,026.50.

*23.1  Consent of Peel Schatzel & Wells, P.A.
 23.2  Consent of Gerald Weinberg, P.C. (included in Exhibit 5.1)
*27.1  Financial Data Schedule


---------------
* Filed herewith.

ITEM 28. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sales securities, a post-effective amendment to this Registration Statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned registrant hereby undertakes:

          (1) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1) or (4), or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the governing instruments of the Company or
Section 402(b) of the Business Corporation Law of the State of New York, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of New York, state of New York on February 9, 1999.


                                          STUDIO CITY HOLDING CORPORATION

                                          By:    /s/ VINCENT J. NEVILLE

                                            ------------------------------------
                                              Vice Chairman
                                            and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacity and in the dates indicated.


                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

             /s/ VINCENT J. NEVILLE               Vice Chairman and Chief Executive  February 9, 1999
------------------------------------------------  Officer (Principal Executive
               Vincent J. Neville                 Officer)

              /s/ GENEVIEVE H. FAW                Senior Vice President and          February 9, 1999
------------------------------------------------  Director
                Genevieve H. Faw

                /s/ LARRY D. FAW                  President and Chairman of the      February 9, 1999
------------------------------------------------  Board of Directors
                  Larry D. Faw

          /s/ WALTER JOHNSON WILLIAMS             Chief Financial Officer            February 9, 1999
------------------------------------------------
            Walter Johnson Williams

                                 EXHIBIT INDEX


                                                                        PAGE IN
                                                                       SEQUENTIAL
EXHIBIT                                                                NUMBERING
  NO.                                                                    SYSTEM
-------                                                                ----------
   3.1   Certificate of Amendment and Restated Certificate of
         Incorporation of the Company. ..............................
   3.2   Bylaws of the Company, as amended. .........................
   5.1   Opinion of Gerald Weinberg, P.C., regarding the legality of the securities being registered. ...........................
  10.2   Warrant to purchase 5,000,000 shares of Common Stock. ......
  10.3   Agreement dated December 17, 1993, between CVT Corp. of
         America and Studio City Incorporated Holding. ..............
  10.4   Bill of Sale and Conveyance, dated February 16, 1993,
         between Larry Faw and Studio City Incorporated, as
         amended. ...................................................
  10.6   Option to Acquire Filmed Entertainment Properties, dated as of February 16, 1993, between Larry Faw and Studio City
         Incorporated. ..............................................
  10.7   Agreement to Exercise Purchase Option, dated February 16,
         1995, between Larry Faw and Studio City Incorporated. ......
  10.8   Promissory Note to Larry Faw dated February 16, 1993 in the principal amount of $1,554,026.50. .........................
  10.9   Form of Executive Employment Agreement. ....................
 *23.1   Consent of Peel Schatzel & Wells, P.A. .....................
  23.2   Consent of Gerald Weinberg, P.C. (included in Exhibit
         5.1)........................................................
 *27.1   Financial Data Schedule.....................................


---------------
* Filed herewith.